                                                                   EXHIBIT 10.48

                       FOURTH AMENDED AND RESTATED MASTER
                           REVOLVING CREDIT AGREEMENT

      This FOURTH AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT is made as of the 30th day of December, 2002 by and among RAMCO-GERSHENSON PROPERTIES, L.P. (the "Borrower"), a Delaware limited partnership, RAMCO-GERSHENSON PROPERTIES TRUST (the "Guarantor"), a Maryland real estate investment trust, FLEET NATIONAL BANK, a national banking association ("Fleet"), DEUTSCHE BANK TRUST COMPANY AMERICAS, BANK ONE, NA, STANDARD FEDERAL BANK N.A., HUNTINGTON NATIONAL BANK, KEYBANK NATIONAL ASSOCIATION, and the other lending institutions that are a party hereto and the other lending institutions which may become parties hereto pursuant to Section 18 (the "Banks"), and FLEET NATIONAL BANK, a national banking association, as Agent for the Banks (the "Agent").

                                    RECITALS

      WHEREAS, the Borrower, Guarantor, Fleet and Agent are parties to that certain Third Amended and Restated Master Revolving Credit Agreement dated as of September 29, 2000, as amended by that certain First Amendment to Third Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of February 22, 2001 (as amended, the "Prior Credit Agreement");

      WHEREAS, the Borrower is indebted to Fleet and certain other banks (the "Prior Banks") in respect of loans made to the Borrower pursuant to the Prior Credit Agreement;

      WHEREAS, the Borrower has requested that the maturity date of such loans be extended;

      WHEREAS, the Borrower, the Guarantor, Fleet, the other Banks and the Agent desire to amend and restate the Prior Credit Agreement, it being understood that the loans heretofore made to the Borrower and the letters of credit issued for the benefit of the Borrower under the Prior Credit Agreement shall continue to remain outstanding and that this Agreement is an amendment and restatement of the Prior Credit Agreement which shall remain in full force and effect, as amended and restated in its entirety hereby;

      NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans, advances, or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto hereby amend and restate the Prior Credit Agreement in its entirety and agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.

      SECTION 1.1 DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

      Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of
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this definition, "control" (including, with correlative meanings, the terms
"controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

      Agent. Fleet National Bank, acting as agent for the Banks, its successors and assigns.

      Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

      Agent's Special Counsel. McKenna Long & Aldridge LLP or such other counsel as may be approved by the Agent.

      Agreement. This Fourth Amended and Restated Master Revolving Credit Agreement, including the Schedules and Exhibits hereto.

      Applicable Margin. On any date, the applicable margin set forth below based on the ratio of the Consolidated Total Liabilities of the Borrower to the Consolidated Total Adjusted Asset Value of the Borrower (expressed as a percentage):

                        Ratio                                       Base Rate Loans           LIBOR Rate Loans
                        -----                                       ---------------           ----------------
Pricing Level 1         Less than 40%                                    0.00%                     1.500%
Pricing Level 2         Equal to or greater than 40%, but
                        less than 50%                                    0.00%                     1.625%
Pricing Level 3         Equal to or greater than 50%, but
                        less than 60%                                    0.00%                      1.75%
Pricing Level 4         Equal to or greater than 60%                     0.25%                      2.00%

The initial Applicable Margin shall be at Pricing Level 3. The Applicable Margin shall be adjusted based upon such ratio, if at all, on the first day of the first month following the delivery by the Borrower to the Agent of the Compliance Certificate at the end of each fiscal quarter. In the event that Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by Section 7.4(e), then without limiting any other rights of the Agent and the Banks under this Agreement, the Applicable Margin shall be at Pricing Level 4 until such failure is cured within any applicable cure period.

      Appraisal. An MAI appraisal of the value of a parcel of Real Estate, determined on a fair value basis, performed by an independent appraiser selected by the Agent who is not an

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employee of the Borrower, the Guarantor or any of their Subsidiaries, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Banks and otherwise acceptable to the Agent.

      Appraised Value. The fair value of a parcel of Mortgaged Property determined by the most recent Appraisal of such parcel or update obtained pursuant to Section 5.2 or Section 10.16, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Agent.

      Approved Subsidiary. A wholly-owned Subsidiary of the Borrower, the formation and organizational structure of which and the ownership of real estate assets by which has been approved in writing by the Majority Banks.

      Arranger. Fleet Securities, Inc.

      Assignment of Hedge. An Assignment of Hedge Agreement by the Borrower to the Agent for the benefit of the Banks pursuant to which the Interest Rate Contract described in Section 7.15 is pledged as security for the Obligations, as the same may be modified or amended, such assignment to be in form and substance satisfactory to the Agent, and any consents, acknowledgments or financing statements that may be delivered in connection therewith as required by Agent.

      Assignment of Leases and Rents. Each of the collateral assignments of leases and rents from the Borrower or any of its Subsidiaries to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of the Borrower or any of its Subsidiaries as lessor with respect to all Leases of all or any part of a Mortgaged Property, each such collateral assignment to be in form and substance satisfactory to the Agent.

      Agreement of Management Company. An agreement, in form and substance satisfactory to Agent, whereby Ramco Gershenson, Inc. (the "Management Company") agrees that (a) upon foreclosure of any Mortgaged Property, the Management Agreement between Borrower and Management Company (the "Ramco Management Agreement") will terminate as to such Mortgaged Property, (b) the Management Company's rights under the Ramco Management Agreement with respect to any Mortgaged Property are subordinate to the lien of the Security Deeds and all other Loan Documents, and (c) upon foreclosure of any Mortgaged Property or delivery of a deed in lieu thereof, Agent shall have no obligations or liabilities under the Ramco Management Agreement.

      Balance Sheet Date. September 30, 2002.

      Banks. Fleet and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18.

      Base Rate. The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent's Head Office as its "prime rate" or (b) one-half of one percent (0.5%)

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above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

      Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

      Borrower. As defined in the preamble hereto.

      Borrowing Base. At any time with respect to the Borrower and any Approved Subsidiary, the Borrowing Base shall be the Borrowing Base for Eligible Real Estate included in the Mortgaged Property owned by the Borrower or any Approved Subsidiary. The Borrowing Base for Eligible Real Estate included in the Mortgaged Property shall be the amount which is the lesser of (a) sixty-five percent (65%) of the sum of the Appraised Values of each Mortgaged Property as most recently determined as provided under Section 5.2 or Section 10.16; and (b) the sum of the Debt Service Coverage Amounts for each Mortgaged Property, and the amount which is the lesser of (a) and (b) shall be the Borrowing Base for Eligible Real Estate included in the Mortgaged Property; and provided, however, that the portion of the Borrowing Base attributable to Regular Real Estate shall at no time be less than sixty-five percent (65%) of the entire Borrowing Base. Notwithstanding the foregoing, the Borrowing Base attributable to a Mortgaged Property shall not exceed the amount to which recovery under the applicable Security Deed is limited, unless such Security Deed is amended to increase any such limit.

      Building. With respect to each parcel of Mortgaged Property, all of the buildings, structures and improvements now or hereafter located thereon.

      Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower or any Approved Subsidiary now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Mortgaged Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of a Building and located on the Mortgaged Property (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower or any Approved Subsidiary unless the same be abandoned by any such lessee or other occupant or person and shall become the Borrower's or Approved Subsidiary's property by reason of such abandonment), together with any and all replacements thereof and additions thereto.

      Business Day. Any day on which banking institutions located in the same city and state as the Agent's Head Office are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

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      Capital Expenditure Reserve Amount. With respect to any Person or property, a reserve for replacements and capital expenditures equal to $.10 per square foot of building space located on all Real Estate owned by such Person, other than Real Estate subject to long term leases having a remaining term of at least five (5) years, exclusive of unexpired options, which provide that the tenant is responsible for all building maintenance.

      Capital Improvement Project. With respect to any Real Estate now or hereafter owned by the Borrower or any of its Approved Subsidiaries which is utilized principally for shopping centers, capital improvements consisting of rehabilitation, refurbishment, replacement, expansions and improvements (including related amenities) to the existing Buildings on such Real Estate and capital additions, repairs, resurfacing and replacements in the common areas of such Real Estate all of which may be properly capitalized under generally accepted accounting principles.

      Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

      CERCLA. See Section 6.18.

      Change of Control. The occurrence of any one of the following events:

            (a) during any twelve month period on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors of the Guarantor (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Guarantor was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

            (b) there occurs a change of control of the Guarantor of a nature that would be required to be reported in response to Item 1a of Form 8-K filed pursuant to Section 13 or 15 under the Securities Exchange Act of 1934, or in any other filing by the Guarantor with the Securities and Exchange Commission; or

            (c) the Borrower or Guarantor consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by Section 8.4).

      Closing Date. The first date on which all of the conditions set forth in
Section 10 and Section 11 have been satisfied.

      Code. The Internal Revenue Code of 1986, as amended.

      Collateral. All of the property, rights and interests of the Borrower, the Guarantor or any of their Subsidiaries which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property, the Guaranty and the Subsidiary Guaranty.

      Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower and to participate in Letters of Credit for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

      Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, as the same may be changed from time to time in accordance with the terms of this Agreement..

      Compliance Certificate. See Section 7.4(e).

      Consolidated or Combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

      Consolidated Operating Cash Flow. With respect to any period of a Person, an amount equal to the Operating Cash Flow of such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

      Consolidated Tangible Net Worth. The amount by which Consolidated Total Adjusted Asset Value exceeds Consolidated Total Liabilities, and less the sum of:

            (a) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; and

            (b) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

      Consolidated Total Adjusted Asset Value. With respect to any Person, the sum of all assets of such Person and its Subsidiaries determined on a Consolidated basis in accordance with generally accepted accounting principles, provided that all Real Estate that is improved and not Under Development, shall be valued at an amount equal to (A) the Operating Cash Flow of such Person and its Subsidiaries and joint ventures described in Section 8.3(k) from such Real Estate for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) divided by (B) nine and one half percent (9.5%) capitalization rate, provided that (i) prior to such time as the Borrower or any of its Subsidiaries or such joint ventures has owned and operated any parcel of Real Estate for four full fiscal quarters (or with respect to any Redevelopment Property that has been valued at cost as permitted below and has recommenced operations for less than four full fiscal quarters), the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower or any of its Subsidiaries or such joint ventures has owned and operated such parcel of Real Estate (or, with respect to a Redevelopment Property that has recommenced operations, the Operating Cash Flow for such Redevelopment Property for the number of full fiscal quarters which the Borrower or its Subsidiary has recommenced operations) as annualized shall be utilized, (ii) the Operating Cash

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Flow for any parcel of Real Estate (or Redevelopment Property that has recommenced operations) without a full quarter of performance shall be annualized in such manner as the Agent shall approve, such approval not to be unreasonably withheld, (iii) prior to being capitalized, the Operating Cash Flow with respect to any parcel of Real Estate owned by a joint venture of such Person shall be reduced by the amount of all Debt Service of such joint venture, and (iv) to the extent that the capitalized Operating Cash Flow with respect to any parcel of Real Estate owned by a joint venture of such Person is included in the calculation of Consolidated Total Adjusted Asset Value for such Person, such Person's interest in the joint venture shall not be included in the calculation of Consolidated Total Adjusted Asset Value for such Person. Notwithstanding the foregoing, Borrower may elect to value a Redevelopment Property at cost as determined in accordance with generally accepted accounting principles, as set forth in the first sentence of this definition, for a period of up to twelve
(12) months which twelve (12) month period shall commence upon the date which Agent receives written notice from Borrower of such election. For the purpose of calculating Operating Cash Flow under this definition as to any parcel of Real Estate, the Operating Cash Flow Rental Adjustment shall be applied to any parcel of Real Estate affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment. The assets of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted to reflect the Borrower's allocable share of such asset (including Borrower's interest in any joint venture whose asset value is determined by application of the capitalization rate above), for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by the Borrower and from assets owned by its respective Subsidiaries and joint ventures, and (b) the Borrower's respective ownership interest in its Subsidiaries and joint ventures.

      Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries determined on a Consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified, including any liabilities arising in connection with sale and leaseback transactions. Amounts undrawn under this Agreement shall not be included in Indebtedness for purposes of this definition. Notwithstanding anything to the contrary contained herein, Indebtedness of Borrower and its Subsidiaries consisting of environmental indemnities and guarantees with respect to customary exceptions to exculpatory language with respect to Non-recourse Indebtedness shall not be included in the calculation of Consolidated Total Liabilities of Borrower and its Subsidiaries unless a claim shall have been made against Borrower or a Subsidiary of Borrower on account of any such guaranty or indemnity.

      Contribution Agreement (Revolver). That certain Contribution Agreement (Revolver) dated of even date herewith among the Borrower, the Guarantor and the Subsidiary Guarantors.

      Construction Inspector. A firm of professional engineers or architects selected by the Borrower and reasonably acceptable to the Agent.

      Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

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      Debt Offering. The issuance and sale by the Borrower or the Guarantor of any debt securities of the Borrower or the Guarantor.

      Debt Service. For any period, the sum of all interest, including capitalized interest not paid in cash, bond related expenses, and mandatory principal/sinking fund payments due and payable during such period excluding the mandatory amortization payments required pursuant to Section 3.5 of the Unsecured Revolving Loan Agreement and any balloon payments due upon maturity of any Indebtedness.

      Debt Service Coverage Amount. At any time determined by the Agent, an amount equal to the maximum principal loan amount which, when bearing interest at a rate per annum equal to the greater of (i) the then-current annual yield on seven (7) year obligations issued by the United States Treasury most recently prior to the date of determination plus 2.0% payable based on a 25 year mortgage style amortization schedule (expressed as a mortgage constant percentage) and
(ii) eight and one half percent (8.5%), would be payable by the monthly principal and interest payment amount resulting from dividing (a) the Operating Cash Flow from an individual Mortgaged Property for the preceding four fiscal quarters divided by 1.60 by (b) 12. Attached hereto as Schedule 2 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder as hereinafter provided). The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error. In the event that the Borrower or any Approved Subsidiary shall have owned a Mortgaged Property for less than four consecutive fiscal quarters, then for the purpose of determining the Debt Service Coverage Amount, the Operating Cash Flow with respect to such Mortgaged Property shall be annualized in such manner as the Agent shall reasonably determine. For the purpose of calculating Operating Cash Flow under this definition as to any Mortgaged Property, the Operating Cash Flow Rental Adjustment shall be applied to any Mortgaged Property affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment.

      Default. See Section 12.1. In addition, any "Default" (as defined in the Unsecured Revolving Loan Agreement) shall also be a Default hereunder.

      Defaulting Bank. Any Bank which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from the Agent.

      Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

      Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with Section 4.1.

      Eligible Real Estate. Real Estate:

            (i) which is owned in fee by the Borrower or any Approved Subsidiary or which is leased by the Borrower or any such Approved Subsidiary pursuant to a ground lease which has been approved by the Majority Banks at their sole discretion;

            (ii) which is located within the contiguous 48 States of the continental United States, excluding those States which prescribe a "single-action" or similar rule limiting the rights of creditors secured by real property, which exclusion shall apply, without limitation, to the States of California and Washington except to the extent such exclusion is waived in writing by the Majority Banks with respect to a specific parcel of Real Estate;

            (iii) which is utilized principally for shopping centers or retail facilities;

            (iv) which is approved by the Majority Banks after the date hereof in their sole judgment;

            (v) as to which all of the representations set forth in Section 6 of this Agreement concerning Mortgaged Property are true and correct; and

            (vi) as to which the Agent has received all Eligible Real Estate Qualification Documents, so long as all of such documents remain in full force and effect.

      Eligible Real Estate Qualification Documents. With respect to any parcel of Real Estate of the Borrower or any Approved Subsidiary which is proposed to be included in the Collateral, each of the following:

            (a) Security Documents. Such Security Documents relating to such Real Estate as the Agent shall require, in form and substance satisfactory to the Agent and duly executed and delivered by the respective parties thereto.

            (b) Enforceability Opinion. The favorable legal opinion of counsel to the Borrower, the Guarantor and any Approved Subsidiary reasonably acceptable to the Agent qualified to practice in the State in which such Real Estate is located, addressed to the Banks and the Agent and in form and substance satisfactory to the Agent as to the enforceability of such Security Documents (including the opinion that the Special Security Documents and the agreement herein for the future recording thereof are enforceable between the parties thereto, with appropriate qualifications acceptable to the

Agent as to the enforceability against third parties prior to recordation thereof) and such other matters as the Agent shall reasonably request.

            (c) Perfection of Liens. Except with respect to Special Real Estate, evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens approved by the Agent entitled to priority under applicable law) lien and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such lien or security interest have been duly effected.

            (d) Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under Section 7.8.

            (e) Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy or any supplements thereto accepted by Agent.

            (f) UCC Certification. A certification from the Title Insurance Company or counsel satisfactory to the Agent that a search of the public records designated by the Agent disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower or any Approved Subsidiary that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

            (g) Management Agreement. A true copy of the Management Agreement, if any, relating to such Real Estate.

            (h) Standard Form Leases. True copies of sample leases and Rent Rolls and summaries thereof satisfactory to the Agent certified by the Borrower and any Approved Subsidiary as accurate and complete as of a recent date.

            (i) Subordination Agreements. A Subordination, Attornment and Non-Disturbance Agreement from each tenant of such Real Estate as reasonably required by the Agent, dated not more than sixty (60) days prior to the inclusion of such Real Estate in the Collateral and satisfactory in form and substance to the Agent.

            (j) Estoppel Certificates. Estoppel certificates from (i) each tenant of such parcel of Real Estate that leases space therein containing 10,000 or more square feet and (ii) unless otherwise approved by the Agent, seventy-five percent (75%) of all other tenants of such parcel of Real Estate; provided, however, that notwithstanding the foregoing requirements, the Borrower or any Approved Subsidiary shall use its best efforts to obtain estoppel certificates from all tenants of such parcel of Real Estate. All such estoppel certificates are to be dated not more than sixty (60) days prior to the inclusion of such Real Estate in the Collateral and are to be satisfactory in form and substance to the Agent.

            (k) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower on such Real Estate (including flood insurance if necessary) or blanket coverage which includes such Real Estate in accordance with the terms of this Agreement from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

            (l) Hazardous Substance Assessments. A Phase I environmental site assessment report concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than six (6) months prior to the inclusion of such Real Estate in the Collateral, from an Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Majority Banks in their sole discretion and to otherwise be in form and substance satisfactory to the Majority Banks.

            (m) Certificate of Occupancy. A copy of the certificate(s) of occupancy issued to the Borrower or any Approved Subsidiary for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence satisfactory to the Agent that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower or any Approved Subsidiary), or a legal opinion or certificate from the appropriate principality reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

            (n) Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Agent or the Majority Banks as provided in
      Section 5.2 and dated not more than three (3) months prior to the inclusion of such Real Estate in the Collateral.

            (o) Zoning and Land Use Opinion of Counsel. A favorable opinion concerning the Real Estate addressed to the Agent and dated the date of the inclusion of such Real Estate in the Collateral, in form and substance satisfactory to the Agent, from counsel approved by the Agent admitted to practice in the State in which such parcel is located, as to zoning and land use compliance, or such other evidence regarding zoning and land use compliance as the Agent may approve in its reasonable discretion, provided that a 3.1 zoning endorsement with parking from the Title Insurance Company shall be satisfactory for this purpose.

            (p) Construction Inspector Report. A report or written confirmation from the Construction Inspector satisfactory in form and content to the Majority Banks, dated or updated not more than three (3) months prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Majority Banks may reasonably require, including without limitation that the Construction Inspector has reviewed the plans and specifications or other available materials for all Buildings on the Real Estate, that the condition of the Buildings is good, that all Buildings were constructed and completed in a good and workmanlike manner, that the Buildings satisfy all applicable building, zoning, handicapped access and Environmental Laws applicable thereto, whether or not the Real Estate and the Buildings thereon are a conforming use under applicable zoning laws, and that utilities and public water and sewer service are available at the lot lines of the Real Estate through dedicated rights-of-way or through insured perpetual private easements approved by the Agent and connected directly to the Building with all necessary permits.

            (q) Permit and Legal Compliance Assurances. Evidence satisfactory to the Agent that all activities being conducted on such Real Estate which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect, and that the Real Estate, the Buildings and the use and occupancy thereof are in compliance with all applicable federal, state or local laws, ordinances or regulations.

            (r) Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Banks under Section 6.4(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Mortgaged Property to the Collateral.

            (s) Doing Business Opinion. An opinion, dated the date of the inclusion of such Real Estate in the Collateral, of legal counsel to the Borrower reasonably acceptable to the Agent qualified to practice in the State in which such Real Estate is located to the effect that neither the Agent nor any Bank shall be required to qualify to do business in such State or any political subdivision thereof or to become liable to pay any taxes in such State or any political subdivision thereof solely on account of the receipt of the lien on such Real Estate securing the Obligations, such opinion to be satisfactory to the Agent.

            (t) Approved Subsidiary Documents. With respect to Real Estate owned by an Approved Subsidiary, such guaranties, contribution agreements or other documents, instruments, reports, assurances, or opinions as the Agent may require in its sole and absolute discretion.

            (u) Additional Documents. Such other documents, certificates, reports or assurances as the Agent may reasonably require in its discretion.

      Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower, the Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

      Environmental Engineer. McLaren Hart or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and which has been previously approved by the Agent, or if not previously approved by the Agent, with respect to which the Borrower has provided to the Agent a copy of such firm's errors and omissions insurance policy and a reliance letter both in form and substance acceptable to the Agent.

      Environmental Laws. See Section 6.18(a).

      Equity Offering. The issuance and sale by the Borrower or the Guarantor of any equity securities of the Borrower or the Guarantor.

      ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or the Guarantor under Section 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Event of Default. See Section 12.1.

      Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

      Fleet. As defined in the preamble hereto.

      Funds from Operations. With respect to any Person for any fiscal period, the Net Income of such Person computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

      generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied. Notwithstanding the foregoing, for the purposes of the financial calculations hereunder, any amount otherwise included therein from a mark-up or mark-down of a derivative product of a Person shall be excluded.

      Government Acts. See Section 2.7(j).

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, the Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guarantor. Ramco-Gershenson Properties Trust, a Maryland real estate investment trust.

      Guaranty. The Fourth Amended and Restated Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantor in favor of the Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

      Hazardous Substances. See Section 6.18(b).

      Hedge Obligations. All obligations of Borrower to any Bank or an Affiliate of a Bank to make any payments (including, without limitation, any payments due upon a termination or default) under any agreement with respect to any Interest Rate Contract executed in connection with the satisfaction of the condition set forth in Section 7.15, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

      HLT Notice Date. See Section 4.13.

      Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments);
(b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed;
(c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (d) any obligation as a lessee or obligor under a Capitalized Lease;
(e) all subordinated debt; (f) all obligations to purchase under agreements to acquire, or otherwise to contribute money with respect to, properties under "development" within the meaning of Section 8.9; and (g) all obligations, contingent or deferred or otherwise, of any Person, including, without limitation, any such obligations as an account party under acceptance, letter of credit or similar facilities including, without limitation, obligations to reimburse the issuer in respect of a letter of credit except for contingent obligations (but excluding any guarantees or similar obligations) that are not material and are incurred in the ordinary course of business in connection with the acquisition or obtaining commitments for financing of Real Estate.

      Indemnity Agreement. The Fourth Amended and Restated Indemnity Agreement Regarding Hazardous Materials made by the Borrower and the Guarantor in favor of the Agent and the Banks, and any additional Indemnity Agreements Regarding Hazardous Materials made by the Borrower and the Guarantor and/or any Subsidiaries thereof in favor of the Agent and the Banks, as the same may be modified or amended, pursuant to which the Borrower, the Guarantor and any such Subsidiaries agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreements to be in form and substance satisfactory to the Majority Banks.

      Interest Payment Date. As to each Base Rate Loan, the first day of each calendar month during the term of such Base Rate Loan, and as to each LIBOR Rate Loan, the first day of each calendar month during the term of such LIBOR Rate Loan and the last day of the Interest Period relating thereto.

      Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months (or, with the consent of the Banks, a period of less than one (1) month) thereafter and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

      (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in the London Interbank Market;

      (ii) if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

      (iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

      Interest Rate Contracts. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

      Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding (provided that any guaranty of the type described in Section 8.1(n) shall not be considered an Investment for the purposes hereof, but instead shall be considered Indebtedness); (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Building or on the Real Estate by persons other than the Borrower.

      Letter of Credit. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with Section 2.7. Each letter of credit issued for the account of the Borrower under the Prior Credit Agreement (which letters of credit are identified on Schedule 3 attached hereto) shall be deemed to be a Letter of Credit under this Agreement and shall be subject to all terms and conditions of this Agreement including, without limitation, the obligation of the Borrower to reimburse the Agent with respect to any amounts drawn thereunder.

      Letter of Credit Application. See Section 2.7(b).

      LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

      LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

      LIBOR Rate. As applicable to any Interest Period for any LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two
(2) LIBOR Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and

Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined and the provisions of Section 4.6 shall apply. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

      LIBOR Rate Loans. Loans bearing interest calculated by reference to a LIBOR Rate.

      Loan Documents. This Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower, the Guarantor or any of their Subsidiaries in connection with the Loans. The Loan Documents include the Special Security Documents.

      Loan Request. See Section 2.5.

      Loans. See Section 2.1.

      Majority Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is more than fifty percent (50%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks.

      Management Agreements. Agreements, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

      Master Agreement. The Amended and Restated Master Agreement dated as of December 27, 1995, by and among RPS Realty Trust, Ramco-Gershenson, Inc. and certain other parties as set forth therein, as amended by First Amendment to Amended and Restated Master Agreement dated as of March 19, 1996.

      Maturity Date. December 29, 2005, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

      Mortgaged Property or Mortgaged Properties. The Eligible Real Estate owned by the Borrower or any Approved Subsidiary which is conveyed to and accepted by the Agent as security for the Obligations of the Borrower pursuant to the Security Deeds. Notwithstanding anything herein to the contrary, the property encumbered by the Security Documents executed by the Subsidiary Guarantors shall not constitute separate Mortgaged Properties for the purpose of determining the Borrowing Base.

      Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower, the Guarantor or any ERISA Affiliate.

      Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

      Net Offering Proceeds. The gross cash proceeds received by the Borrower or the Guarantor as a result of a Debt Offering or an Equity Offering less the customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower or the Guarantor in connection therewith.

      Non-recourse Indebtedness. Indebtedness of a Person which is secured by one or more parcels of Real Estate (other than Mortgaged Property) and related personal property or interests therein and Short-term Investments and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and Leases thereon and the rents and profits thereof and the Short-term Investments securing such Indebtedness.

      Non-Consenting Bank. See Section 18.9.

      Notes. See Section 2.3.

      Notice. See Section 19.

      Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Letters of Credit or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

      Operating Cash Flow. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or nonrecurring losses deducted in calculating such Net Income, minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income, minus (d) the Capital Expenditure Reserve Amount, all as determined in accordance with generally accepted accounting principles.

      Operating Cash Flow Rental Adjustment. For the purposes of calculating Operating Cash Flow, (a) with respect to any parcel of Real Estate as to which the Borrower or any Subsidiary or joint venture described in Section 8.3(k) shall obtain a replacement tenant for vacant space in excess of 10,000 rentable square feet, the rent from such tenant shall from the date such tenant takes possession and begins paying rent be included for one-half of the period for which such space was vacant during the period for which Operating Cash Flow is being calculated, and (b) with respect to any parcel of Real Estate as to which the Borrower or any Subsidiary or joint venture shall obtain a lease renewal from a tenant leasing in excess of 10,000 rentable square feet that provides for a higher base rent than previously paid by such tenant, the rent from such tenant from the date such tenant begins paying rent at the higher rate shall be included for the current and all prior periods for which Operating Cash Flow is then being calculated.

      Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.

      PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

      Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Potential Collateral. Any property of the Borrower which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate and (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Majority Banks and the completion and delivery of Eligible Real Estate Qualification Documents.

      Principal Documents. The Master Agreement, the RPS Contribution Agreements and the Ramco Agreements.

      Prior Credit Agreement. As defined in the recitals hereof.

      Ramco Agreements. As defined in the Master Agreement.

      Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

      Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Agent with respect to any Loan referred to in such Note.

      Redevelopment Property. Any Real Estate which is not Under Development and
(1) is undergoing a significant Capital Improvement Project and (2) is designated as a Redevelopment Property by Borrower and approved by Agent, such approval not to be unreasonably withheld.

      Register. See Section 18.2.

      Regular Real Estate. All of those certain parcels of Real Estate which are not Special Real Estate.

      REIT Status. With respect to the Guarantor, its status as a real estate investment trust as defined in Section 856(a) of the Code.

      Release. See Section 6.18(c)(iii).

      Releasing Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is thirty-three and one-third percent (33.33%); provided that in determining said percentage at any given time, all the existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Banks.

      Rent Roll. A report prepared by the Borrower in the form customarily used by the Borrower and approved by the Agent, such approval not to be unreasonably withheld.

      Reserve Percentage. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

      Required Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is sixty-six and two-thirds percent (66.66%); provided that in determining said percentage at any given time, all the existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Banks.

      RPS Contribution Agreements. As defined in the Master Agreement.

      SEC. The federal Securities and Exchange Commission.

      Security Deeds. The Mortgages, Deeds to Secure Debt and Deeds of Trust from the Borrower or any Approved Subsidiary to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which the Borrower or any Approved Subsidiary has conveyed a Mortgaged Property (including both Regular Real Estate and Special Real Estate) as security for the Obligations of the Borrower.

      Security Documents. The Security Deeds, the Assignments of Rents and Leases, the Indemnity Agreement, the Guaranty, the Assignment of Hedge Agreement, the Subsidiary Guaranty, any guaranty that may be executed by an Approved Subsidiary, and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

      Service Agreement. Service agreements with third parties, whether written or oral, relating to the operation, maintenance, security, finance or insurance of Mortgaged Property.

      Short-term Investments. Investments described in subsections (a) through
(g), inclusive, of Section 8.3.

      Special Real Estate. Those certain parcels of Real Estate which are described on Schedule 1.1. In the event that after the date hereof any other Real Estate shall become Special Real Estate, the Agent may unilaterally amend
Schedule 1.1 to reflect such addition.

      Special Security Documents. The Security Documents relating to Special Real Estate, which have been or may in the future be executed and delivered to Agent for the benefit of the Banks, and which are not to be recorded until the occurrence of the events specified in Section 5.8 (it being acknowledged that the Guaranty and the Indemnity Agreement are not Special Security Documents).

      State. A state of the United States of America.

      Subordination Agreement. That certain First Amended and Restated Subordination Agreement dated of even date herewith between Agent, for itself and the Banks, and Fleet National Bank, as agent under the Unsecured Revolving Loan Agreement, for itself and the other lenders that are or become parties thereto.

      Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

      Subsidiary Guarantors. Ramco Cox Creek LLC, a Michigan limited liability company, being a wholly-owned Subsidiary of Borrower that has taken an assignment of a tenant's interests under a certain lease affecting the Mortgaged Property commonly known as Cox Creek Plaza.

      Subsidiary Guaranty. The First Amended and Restated Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Subsidiary Guarantors in favor of the Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

      Survey. An instrument survey of Mortgaged Property prepared by a registered land surveyor duly licensed in the State in which such Mortgaged Property is located which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as the Agent may reasonably require; shall show the zoning district or districts in which the Mortgaged Property is located and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

      Surveyor Certification. With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

      Title Insurance Company. Commonwealth Land Title Insurance Company or another title insurance company or companies approved by the Agent.

      Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance or coinsurance as the Agent may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Agent may require insuring the priority of the Security Deeds and that the Borrower or an Approved Subsidiary holds marketable fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in their sole discretion and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent reasonably may require and is available in the State in which the Real Estate is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a "tie-in" endorsement and
(vii) a "first loss" endorsement; provided, however, that with respect to Special Real Estate, the "Title Policy" shall be an owner's policy of title insurance, in a form satisfactory to the Agent, containing only exceptions satisfactory to the Agent, supplemented by a current "date down" or "nothing further" certificate (or if such endorsement or certificate is not available a current mortgagee's title commitment in favor of the Agent) provided by an issuer satisfactory to the Agent, evidencing the state of title to the Special Real Estate, as of a date not earlier than thirty (30) days prior to delivery thereof to the Agent or such later date as may be required by any other provision hereof (it being acknowledged that a Title Policy relating to Special Real Estate shall not be considered in full force and effect if such a current satisfactory supplement has not been delivered within a period of one year).

      Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is One Hundred Twenty-Five

Million and No/100 Dollars ($125,000,000.00). The Total Commitment may increase in accordance with Section 2.9.

      Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

      Under Development. Any Real Estate shall be considered under development until such time as (i) certificates of occupancy permitting occupancy have been obtained for all tenants open for business and in any event for not less than seventy percent (70%) of the gross leasable area of such development (excluding outlots) or the Borrower has delivered to the Agent other evidence satisfactory to the Agent indicating that such occupancy of such development is lawful, and
(ii) the gross income from the operation of such Real Estate on an accrual basis shall have equaled or exceeded operating costs on an accrual basis for three (3) months.

      Unsecured Revolving Loan Agreement. That certain Second Amended and Restated Unsecured Revolving Loan Agreement among the Borrower, the Guarantor, Fleet, the other lending institutions that are or become parties thereto, Fleet in its capacity as agent for itself and the other lending institutions that are or become parties thereto, and the other parties thereto, dated of even date as this Agreement, as the same may be amended, modified, renewed, consolidated or restated.

      Unsecured Revolving Loans. All loans and other indebtedness or liabilities arising under the Unsecured Revolving Loan Agreement and all other loan documents related thereto.

      Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

      SECTION 1.2 RULES OF INTERPRETATION.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

            (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Michigan, have the meanings assigned to them therein.

            (i) Reference to a particular " Section ", refers to that section of this Agreement unless otherwise indicated.

            (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

SECTION 2. THE REVOLVING CREDIT FACILITY.

      SECTION 2.1 COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower (the "Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.5, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to a maximum aggregate principal amount Outstanding (after giving effect to all amounts requested and the amount of Letters of Credit Outstanding) at any one time equal to the lesser of (a) such Bank's Commitment minus an amount equal to such Bank's participations in the aggregate Letters of Credit Outstanding and
(b) an amount equal to the Borrowing Base multiplied by such Bank's Commitment Percentage minus an amount equal to such Bank's participations in the aggregate Letters of Credit Outstanding; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further that the Outstanding Loans (after giving effect to all amounts requested) and the Letters of Credit Outstanding shall not at anytime exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such request.

      SECTION 2.2 UNUSED FACILITY FEE. The Borrower agrees to pay to the Agent for the account of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate per annum as set forth below on the average daily amount by which the Total Commitment exceeds the Outstanding Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility fee shall be calculated based on the ratio (expressed as a percentage) of (a) the average daily amount of the Outstanding Loans during such quarter to (b) the Total Commitment as follows:

                 Ratio of Outstanding Principal
                   Balance to Total Commitment      Rate
                   ---------------------------      ----
                           50% or less              0.25%
                        Greater than 50%            0.125%

The facility fee shall be payable quarterly in arrears on the fifth day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or on any earlier date on which the Commitments shall be reduced or terminated as provided in Section 2.8, with a final payment on the Maturity Date.

      SECTION 2.3 NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated of even date as this Agreement and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon as set forth below. The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Bank, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. By delivery of the Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the "Notes" (as defined in the Prior Credit Agreement), which indebtedness is instead allocated among the Banks as of the date hereof and evidenced by the Notes in accordance with their respective Commitment Percentages.

      SECTION 2.4 INTEREST ON LOANS.

            (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or is converted to a LIBOR Rate Loan at the per annum rate equal to the sum of the Applicable Margin plus the Base Rate.

            (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

            (c) The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto, or on any earlier date on which the Commitments shall terminate as provided in Section 2.8. In the event that any additional interest becomes due and payable for any period with respect to a Loan as a result of the Applicable Margin being determined based on the ratio of Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value or any change in such ratio, and the interest for such period has previously been paid by the Borrower, the Borrower shall pay to the Agent for the account of the Banks the amount of such increase within ten (10) days of demand.

            (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

      SECTION 2.5 REQUESTS FOR LOANS. The Borrower (i) shall notify the Agent of a potential request for a Loan as soon as possible prior to the Borrower's proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than three (3) Business Days prior to the proposed Drawdown Date. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of Section 7.11), and (ii) a certification by the chief financial or chief accounting officer of the general partner of the Borrower and the chief financial or chief accounting officer of the Guarantor that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Notwithstanding anything in this Section 2.5 to the contrary, the Borrower shall be permitted to use the proceeds of a Loan to reimburse the Borrower for amounts paid from its own funds to acquire Real Estate, to develop undeveloped Real Estate (subject to the restrictions set forth in Section 8.9) or for Capital Improvement Projects with respect thereto. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section 2.5, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further, that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages actually incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in the minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $500,000.00 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than ten (10) LIBOR Rate Loans outstanding at any one time.

      SECTION 2.6 FUNDS FOR LOANS.

            (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section 2.5. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.6.

            (b) Unless the Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to the Agent such Bank's pro rata share of a proposed Loan, the Agent may in its discretion assume that such Bank has made such share of the proposed Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance. If such Bank does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to
(i) from the Borrower at the applicable rate for such Loan or (ii) from a Bank at the Federal Funds Effective Rate.

      SECTION 2.7 LETTERS OF CREDIT.

            (a) Subject to the terms and conditions hereof and provided that all of the conditions contained in Sections 10 and 11 have been satisfied, the Agent agrees to issue Letters of Credit for the account of the Borrower, from the date of this Agreement to, but not including, the Maturity Date at such times as the Borrower may request; provided, however, that the aggregate amount of Letters of Credit (including such requested Letter of Credit) at any one time Outstanding shall not exceed the lesser of (i) the lesser of (A) the Total Commitment or (B) the amount of the Borrowing Base, in each case, minus the aggregate amount of Outstanding Loans (including any amounts drawn under any Letters of Credit and not yet reimbursed by the Borrower), or (ii) $10,000,000.00. The issuance of a Letter of Credit pursuant to this Section 2.7(a) shall be deemed to reduce the aggregate of the unborrowed Commitments of the Banks then in effect by an amount equal to the undrawn face amount of such Letter of Credit as set forth herein. In no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under a Letter of Credit. Each Bank severally agrees to participate in each such Letter of Credit issued by the Agent in an amount equal to its Commitment Percentage of the total amount of the Letter of Credit requested by the Borrower; provided, however, that no Bank shall be required to participate in any Letter of Credit to the extent that its participation therein plus (x) such Bank's participation in the aggregate of all other Letters of Credit Outstanding, and (y) such Bank's Commitment Percentage of the amount of any Loans Outstanding (including any amounts drawn under any Letters of Credit and not yet reimbursed by the Borrower), would exceed an amount equal to such Bank's Commitment as then in effect. Each Bank agrees with the Agent that it will participate in each Letter of Credit issued by the Agent to the extent required by the preceding sentence. No Bank's obligation to participate in a Letter of Credit shall be affected by any other Bank's failure to participate in the same or any other Letter of Credit.

            (b) The Borrower shall deliver to the Agent at least five (5) Business Days (or such shorter period as may be agreed to by the Agent in any particular instance) prior to the proposed issuance date or amendment date of any Letter of Credit, a Letter of Credit Application signed by the chief executive, chief financial or chief accounting officer of the general partner of the Borrower in the form of Exhibit D hereto (a "Letter of Credit Application") together with a certification by the chief financial or chief accounting officer of the general partner of the Borrower and the chief financial or chief accounting officer of Guarantor that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. Subject to the terms and conditions set forth in Section 2.7(a) and, unless the Agent is aware that the conditions precedent to such issuance of a Letter of Credit set forth in Section 11 have not been satisfied, the Agent will make the requested Letter of Credit available at the Agent's principal office not later than 4:00 p.m. (Boston time) on the issuance date, and, immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to participate in such Letter of Credit to the extent set forth in Section 2.7(a). Not more than two (2) Business Days after the issuance of any Letter of Credit, the Agent shall notify each Bank of the amount and other contents of such Letter of Credit and of the date of issuance. The Agent shall notify each Bank at least monthly, or at the request of such Bank, of the amount of all outstanding Letters of Credit.

            (c) The chief executive, chief financial or chief accounting officer of the general partner of the Borrower may request a Letter of Credit on behalf of the Borrower. The Agent shall be entitled to rely conclusively on such authorized officer's authority to request a Letter of Credit on behalf of the Borrower until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any Letter of Credit Application.

            (d) Each Letter of Credit Application shall be irrevocable and the Borrower shall be bound to accept the issuance of a Letter of Credit in accordance therewith.

            (e) All Letters of Credit shall be stated to expire no more than twelve (12) months from the date of issuance.

            (f) In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Agent by having such amount drawn treated as an outstanding Base Rate Loan under this Agreement and the Agent shall promptly notify each Bank by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Bank shall promptly and unconditionally pay to the Agent, for the Agent's own account, an amount equal to such Bank's Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Bank shall not make such amount available on the Business Day on which such draw occurs, such Bank agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw occurred until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus 1% for each day thereafter. Further, such Bank shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Bank was required to fund pursuant to this Section 2.7(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in Section 12.6. The failure of any Bank to make funds available to the Agent in such amount shall not relieve any other Bank of its obligation hereunder to make funds available to the Agent pursuant to this Section 2.7(f).

            (g) The obligation of the Borrower to reimburse the Agent, and of the Banks to make payments to the Agent with respect to Letters of Credit, shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) Any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents;

                  (ii) The existence of any claim, setoff, defense or other
            right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any Letter of Credit);

                  (iii) Any draft, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect in the absence of gross negligence or willful misconduct on the part of the Agent;

                  (iv) The surrender or impairment of any security for the
            performance or observance of any of the terms of any of the Loan Documents;

                  (v) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of the Agent;

                  (vi) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

                  (vii) The occurrence of any Event of Default or Default.

            (h) Whenever the Agent receives a reimbursement payment from the Borrower on account of an amount drawn under a Letter of Credit, as to which the Agent has received for its own account any payment from the Banks pursuant to this Section 2.7, then the Agent shall promptly pay to each Bank which has funded its participation in such Letter of Credit in accordance with this
Section 2.7, in Dollars and in the kind of funds so received, such Bank's share of such reimbursement payment based on its Commitment Percentage of such Letter of Credit.

            (i) The Borrower shall pay to the Agent for the account of the Banks (based on their respective Commitment Percentage of Letters of Credit), a fee equal to the Applicable Margin (expressed as a per annum rate) for LIBOR Rate Loans then in effect on the face amount of the Letter of Credit calculated quarterly and payable on the first (1st) day of each January, April, July and October during the term of such Letter of Credit, with a final payment on the expiry of termination thereof. The fee for any Letter of Credit with a term of less than one year (or part of a year) shall be calculated on a pro-rata basis. In addition, the Borrower shall pay the standard service charges for Letters of Credit issued from time to time by the Agent including an issuance fee of $150.00 for each Letter of Credit. Such additional fees shall be paid to the Agent for its own account. All such fees shall be payable when due in immediately available funds and shall be nonrefundable.

            (j) In addition to amounts payable as elsewhere provided in this
Section 2.7, the Borrower hereby agrees to pay, and to protect, indemnify and save harmless the Agent and the Banks from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Agent and the Banks may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of or participations in the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Agent or any Bank as determined by a court of competent jurisdiction, or (ii) the failure of the Agent to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future government or governmental authority (all such acts or omissions herein called "Government Acts"). The obligations of the Borrower under this Section
2.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder, including the Obligations.

            (k) As between (i) the Borrower and (ii) the Agent and the Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the right or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent or any Bank, including, without limitation, any Government Acts; provided, however, that the Agent will be responsible for grossly negligent actions or willful misconduct on its part. None of the above shall affect, impair, or prevent the vesting of any of the Agent's or any Bank's rights or powers hereunder.

            (l) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith shall not put the Agent or any Bank under any resulting liability to the Borrower other than as a result of gross negligence or willful misconduct by the Agent as determined by a court of competent jurisdiction.

            (m) If after the issuance of a Letter of Credit, but prior to the funding of any portion thereof by a Bank, one of the events described in Section 12.1(g), (h) or (i) shall have occurred, each Bank will, on the date such Loan pursuant to Section 2.7(f) was to have been made, purchase an undivided participating interest in the Letter of Credit in an amount equal to its Commitment Percentage of the amount of such Letter of Credit. Each Bank will immediately transfer to the Agent in immediately available funds the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

            (n) If any Letter of Credit shall be outstanding at the Maturity Date, the Borrower shall immediately cash collateralize such Letters of Credit or obtain replacement letters of credit for such Letter of Credit (and return to Agent such outstanding Letters of Credit), all in a manner satisfactory to the Agent.

      SECTION 2.8 OPTIONAL REDUCTION OF COMMITMENTS. The Borrower shall have the right at any time and from time to time upon three Business Days' prior written notice to the Agent to reduce by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that in no event shall the aggregate Commitments be reduced to an amount less than $75,000,000.00) or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such reduction to be without penalty. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.8, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such termination in full, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee under Section 2.2 then accrued. No reduction or termination of the Commitments may be reinstated. Any reduction of the Commitments pursuant to this Agreement shall be allocated pro rata among the Banks in accordance with their Commitment Percentages.

      SECTION 2.9 INCREASE OF COMMITMENT.

            (a) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, by giving written notice to the Agent on or before June 30, 2004 (the "Increase Notice"), subject to the terms and conditions set forth in this Agreement, to increase the Total Commitment by an amount up to $25,000,000 (the amount of the requested increase to be set forth in the Increase Notice) (which, assuming no previous reduction in the Commitments, would result in a maximum Total Commitment of $150,000,000). The execution and delivery of the Increase Notice by Borrower shall constitute a representation and warranty by the Borrower that all the conditions set forth in this Section 2.9 shall have been satisfied on the date of such Increase Notice.

            (b) The obligation of the Agent and the Banks to increase the Total Commitment pursuant to this Section 2.9 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Commitment.

            (i) Payment of Activation Fee. The Borrower shall pay to the Agent such fees as Agent and the Banks may require to increase the aggregate Commitment, which fees shall, when paid, be fully earned and non-refundable under any circumstances. The Agent shall pay to the Banks acquiring the increased Commitment certain fees pursuant to their separate agreement; and

            (ii) No Default. On the date such Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Commitment is increased, there shall exist no Default or Event of Default; and

            (iii) Representations and Warranties. The representations and warranties made by the Borrower, Guarantor, or the Subsidiary Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, Guarantor, or the Subsidiary Guarantors or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects, when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Commitment is increased, both immediately before and after the Total Commitment is increased; and

            (iv) Additional Documents and Fees. The Borrower shall also execute and deliver to Agent and the Banks such additional documents, instruments, certifications and opinions as the Agent may require in its sole and absolute discretion, including, without limitation, a Compliance Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase, and any Special Security Documents or amendments to Security Documents, as Agent may request, and the Borrower shall upon demand pay the cost of any mortgagee's title


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
insurance policy or any endorsement or update thereto or any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are demanded in connection with such increase; and

            (v) Assignments. One or more Banks or potential assignees shall have agreed to acquire the portion of the Commitment that Borrower desires to activate, provided, however, no Bank (including, specifically, but without limitation, Fleet) shall be obligated to acquire such increase without the express written consent of such Bank, which consent may be withheld in such Bank's sole and absolute discretion; and

            (vi) Other. The Borrower shall satisfy such other conditions to such increase as Agent may require in its reasonable discretion.

            (c) Upon satisfaction of the terms and conditions set forth above, the amount set forth in the Increase Notice shall become a part of the Commitment and Total Commitment and be available to be disbursed subject to the terms of this Agreement, and, subject to the payment of any breakage costs pursuant to Section 4.8, the Banks shall make such adjustments to the outstanding Loans of such Banks, so that, after giving effect to such increase, the outstanding Loans are consistent with their pro-rata share.

SECTION 3. REPAYMENT OF THE LOANS.

      SECTION 3.1 STATED MATURITY. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      SECTION 3.2 MANDATORY PREPAYMENTS. If at any time the aggregate of the Outstanding Loans and Letters of Credit Outstanding exceeds (a) the Total Commitment, or (b) the Borrowing Base, then the Borrower shall pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans within the time period provided for in Section 12.3, subject to the Borrower's right to provide additional Collateral pursuant to
Section 12.2.

      SECTION 3.3 OPTIONAL PREPAYMENTS. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least five (5) Business Days' prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

      SECTION 3.4 PARTIAL PREPAYMENTS. Each partial prepayment of the Loans under Section 3.2 and Section 3.3 shall be an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

      SECTION 3.5 EFFECT OF PREPAYMENTS. Amounts of the Loans prepaid under
Section 3.2, Section 3.3 and Section 3.6 or out of any casualty or condemnation proceeds prior to the Maturity Date may be reborrowed as provided in Section 2.

      SECTION 3.6 PROCEEDS FROM DEBT OR EQUITY OFFERING. At the option of the Majority Banks, the Borrower shall cause any Net Offering Proceeds to be paid by the Borrower or the Guarantor to the Agent for the account of the Banks as a prepayment of the Loans to the Borrower or which are guaranteed by the Guarantor within ten (10) days of the date of such offering to the extent of the outstanding balance of such Loans; provided that so long as no Default or Event of Default has occurred and is continuing or would occur as a result of such payment, the Net Offering Proceeds of any Equity Offering may be used to prepay the Unsecured Revolving Loans.

SECTION 4. CERTAIN GENERAL PROVISIONS.

      SECTION 4.1 CONVERSION OPTIONS.

            (a) The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that
(i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan the Borrower shall give the Agent at least four (4) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan there shall be no more than ten
(10) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

            (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

            (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

      SECTION 4.2 COMMITMENT AND SYNDICATION FEE. The Borrower shall pay to Fleet, the other Banks and Arranger certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to the Agreement Regarding Fees dated of even date herewith between the Borrower and Fleet.

      SECTION 4.3 AGENT'S FEE. The Borrower will pay to the Agent, for the Agent's own account, an annual Agent's fee calculated at the rate, and payable at such times as are, set forth in the Agreement Regarding Fees referred to in
Section 4.2.

      SECTION 4.4 FUNDS FOR PAYMENTS.

            (a) All payments of principal, interest, unused facility fees, Agent's fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with Fleet designated by the Borrower, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

            (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      SECTION 4.5 COMPUTATIONS. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

      SECTION 4.6 INABILITY TO DETERMINE LIBOR RATE. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and
(b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

      SECTION 4.7 ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

      SECTION 4.8 ADDITIONAL INTEREST. If any LIBOR Rate Loan or any portion thereof is repaid, reapportioned as a result of an increase in the Total Commitment as contemplated in Section 2.9(c) or converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in Section 12.1, the Borrower will pay to the Agent upon demand (and, if any payment is required as a result of an increase in the Total Commitment, prior to the effectiveness of any such increase) for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment, reapportionment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid, reapportioned or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amounts as described above). Such amount shall be reduced to present value by using the rate on the United States

Treasury securities described in the foregoing sentence and the number of days remaining in the unexpired portion of the Interest Period in question.

      SECTION 4.9 ADDITIONAL COSTS, ETC. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment, the Loans or the Letters of Credit (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

            (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

            (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Letters of Credit, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

                  (i) to increase the cost to any Bank of making, funding,
            issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Bank's Commitment, or

                  (ii) to reduce the amount of principal, interest or other
            amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans or the Letters of Credit, or

                  (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will within fifteen (15) days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such

Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

      SECTION 4.10 CAPITAL ADEQUACY. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      SECTION 4.11 INDEMNITY OF BORROWER. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

      SECTION 4.12 INTEREST ON OVERDUE AMOUNTS; LATE CHARGE. Overdue principal on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents (other than interest on the Loans) shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate per annum equal to two percent (2.0%) above the rate that would otherwise be applicable at such time until such amount shall be paid in full (after as well as before judgment). Overdue interest on the Loans shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate equal to the lesser of (i) a per annum rate equal to two percent (2.0%) above the rate that would otherwise be applicable at such time or
(ii) the maximum annual rate of interest permitted by applicable law until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within fifteen (15) days after the same shall become due and payable.

      SECTION 4.13 HLT CLASSIFICATION. The Banks acknowledge that as of the date hereof neither the Commitments nor the Loans are classified as "highly leveraged transactions". Notwithstanding the foregoing, if after the date hereof, the Agent determines, or is advised by any Bank that such Bank has determined or has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank, that any of the Commitments or Loans are classified as a "highly leveraged transaction" (an "HLT Classification") pursuant to any existing regulations regarding "highly leveraged transactions" or any modification, amendment or interpretation thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, central bank or comparable agency, the Agent shall promptly give notice of such HLT Classification to the Borrower and the Banks (which date is hereafter referred to as the "HLT Notice Date"). The Agent, the Banks and the Borrower shall thereupon commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and the Majority Banks agree on the amount of such increase or increases, this Agreement shall be promptly amended to give effect to such increase or increases. If the Borrower and the Majority Banks fail to so agree and the Borrower has failed to refinance the Loans within ninety (90) days after the HLT Notice Date, then the Agent shall, if so requested by the Majority Banks, by notice to the Borrower terminate the Commitments and accelerate the maturity date of the Loans and the Loans shall become due and payable in full on the date specified in such notice, which date shall be not earlier than one hundred eighty (180) days after the HLT Notice Date. The Agent and the Banks acknowledge that an HLT Classification is not a Default or an Event of Default.

      SECTION 4.14 CERTIFICATE. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.12 or Section 4.13 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

      SECTION 4.15 LIMITATION ON INTEREST. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

SECTION 5. COLLATERAL SECURITY.

      SECTION 5.1 COLLATERAL. The Obligations of the Borrower and the Hedge Obligations shall be secured by (i) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks in the Mortgaged Property, Building Service Equipment and other personal property of the Borrower and any Approved Subsidiary, pursuant to the terms of the Security Deeds, (ii) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the Leases pursuant to the Assignments of Rents and Leases from the Borrower and any Approved Subsidiary and (iii) the Indemnity Agreement; provided, however, that the security interest in Special Real Estate and rents generated therefrom shall be perfected only as provided in Section
5.8. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty and the Subsidiary Guaranty.

      SECTION 5.2 APPRAISALS.

            (a) The Agent on behalf of the Banks shall require biennial Appraisals of each of the Mortgaged Properties, which will be ordered by the Agent and reviewed and approved by the appraisal department of the Agent, in order to determine the current Appraised Value and Borrowing Base of the Mortgaged Property, and the Borrower shall pay to the Agent on demand all reasonable costs of all such Appraisals relating to the Mortgaged Property of the Borrower; provided, however, that so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall not require more frequent Appraisals and (iii) there has been no material change in the market for the leasing of any of the Mortgaged Properties as reasonably determined by the Agent, the Borrower shall not be required to pay for Appraisals for a particular Mortgaged Property more often than once in any twenty-four (24) month period, with the result that unless any such condition shall occur the first Appraisals of a Mortgaged Property for which the Borrower shall be financially responsible shall not be required prior to the date which is twenty-four (24) months from the date of the Appraisal for such Mortgaged Property delivered to the Agent pursuant to this Agreement or the Prior Credit Agreement. Notwithstanding the foregoing provisions, however, in the event of a material change of the type referred to in clause (iii), the Borrower shall not be required to pay for Appraisals of the affected Mortgaged Property or Mortgaged Properties more often than once in any twelve (12) month period.

            (b) Notwithstanding the provisions of Section 5.2(a), the Agent may, for the purpose of determining the current Appraised Value and Borrowing Base of the applicable Mortgaged Properties, perform annual internal studies updating and revising prior Appraisals with respect to the Mortgaged Properties or such portion thereof as the Agent shall determine at any time (including, without limitation, following a release of a Mortgage Property) following (i) the occurrence of an event or condition which, in the reasonable judgment of the Agent, constitutes a material adverse change with respect to a Mortgaged Property or presents a reasonable likelihood that such a change shall occur in the future or (ii) a condemnation of or uninsured casualty to a Mortgaged Property (provided that any such Appraisal as a result of an event or condition described in clause (i) or (ii) shall be limited to the affected Mortgaged Property). The expense of such Appraisals and updates performed pursuant to this
Section 5.2(b) shall be borne by the

Borrower, provided that the Borrower shall not be required to pay for any update pursuant to Section 5.2(b)(i) more often than once in any twelve (12) month period.

            (c) In the event that the Agent shall advise the Borrower, on the basis of any Appraisal or update pursuant to Section 5.2, that the Borrower's Borrowing Base is insufficient to comply with the requirements of Section 9.1, then until such Borrowing Base shall be restored to compliance with Section 9.1 the Banks shall not be required to make advances under Section 2.1 or participate in any Letters of Credit under Section 2.7.

      SECTION 5.3 RELEASE OF COLLATERAL.

            (a) Upon termination of this Agreement and the Commitment of the Banks to make Loans and to participate in Letters of Credit hereunder, the payment in full of all of the Obligations and compliance by the Borrower with the terms of Section 2.7(n), the Agent, on behalf of the Banks, shall release the Collateral, provided that Agent has not received notice from a "Representative" (as defined in Section 14.12) or the holder of the Hedge Obligations that any Hedge Obligation is then due and payable to the holder thereof (or in the event any Hedge Obligation is then due and payable, Agent has received from the holder of such Hedge Obligation notice that such holder has obtained other collateral for such Hedge Obligation satisfactory to such holder), and shall execute such instruments of release as the Borrower and its counsel may reasonably request.

            (b) Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 5.3), the Agent shall release a Mortgaged Property from the lien or security title of the Security Documents encumbering the same upon the request of the Borrower subject to and upon the following terms and conditions:

                  (i) the Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than ten (10) days prior to the date on which such release is to be effected;


                  (ii) the Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower and Guarantor most recently provided or required to be provided to the Agent under Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants in this Agreement shall exist after giving effect to such release;

                  (iii) all release documents to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent;

                  (iv) the Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney's fees;


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
                  (v) the Borrower shall pay to the Agent for the account of the
            Banks a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans, in an amount equal to the amount which is necessary to reduce the outstanding principal balance of the Loans so that no Default or Event of Default shall exist under Section 9 following such release; and

                  (vi) Agent has received the prior written consent of the
            Releasing Banks;

provided, however, in the event that Agent does not receive the prior written consent of the Releasing Banks but all other conditions set forth in this
Section 5.3(b) have been satisfied and both (A) at the time of the Borrower's request for such release and after giving effect to the requested release the aggregate Appraised Values of the remaining Mortgaged Properties is equal to or greater than $160,000,000 and (B) after giving effect to the requested release the remaining Mortgaged Properties would have an aggregate occupancy level of at least eighty-five percent (85%) on a pro forma basis based on bona fide arm's length Leases requiring current rental payments which are not in default and the premises to which such Leases relate are being operated by the original tenants under such Leases, the Borrower shall be entitled to obtain the release of such Mortgaged Property.

      SECTION 5.4 SUBSTITUTION OF MORTGAGED PROPERTY. Any requested substitution by the Borrower of any Real Estate for any Mortgaged Property shall require the consent of the Majority Banks and shall require the completion and delivery to the Agent, for the benefit of the Banks, of the Eligible Real Estate Qualification Documents and, from and after July 1, 2003, the payment to the Agent, for the benefit of the Banks, of a substitution fee of $10,000 to be split equally by the Banks, without regard to their respective Commitment Percentages. It is acknowledged and agreed that the foregoing fee is intended to compensate the Banks for their travel and internal due diligence review, and that the Borrower shall remain liable for the payment of all of the Agent's other costs associated with such substitution, including, but not limited to, appraisal fees, legal costs and costs of environmental, engineering and structural studies. No substitution fee shall be payable with respect to the substitution of any Mortgaged Property occurring on or before June 30, 2003.

      SECTION 5.5 ADDITION OF MORTGAGED PROPERTIES.

            (a) The Borrower shall have the right, subject to the consent of the Majority Banks which may be withheld by the Majority Banks in their sole and absolute discretion, to add to the Collateral, any other Real Estate which is owned by the Borrower or an Approved Subsidiary and which is not security for any other Indebtedness. Such addition shall be completed by the completion and delivery to the Agent for the benefit of the Banks of each of the Eligible Real Estate Qualification Documents. Such Real Estate shall be Eligible Real Estate, shall be satisfactory to the Majority Banks in all respects and shall have a Borrowing Base amount attributable thereto by the Agent so as to cause the Borrower to continue to be in compliance with all covenants contained in this Agreement. In the event that the Borrower desires for such Real Estate to be Special Real Estate, the Borrower shall deliver such evidence as the Agent may require indicating that it is not feasible for such Real Estate to be Regular Real Estate upon the transfer and amendment and restatement of any existing loan documents which may encumber such Real Estate, and such Real Estate may not be Special Real Estate without the approval of the Agent.

            (b) From and after July 1, 2003, in connection with each such addition to increase the Borrowing Base or to replace a Mortgaged Property except for the reasons set forth in Section 5.6, the Borrower, within fifteen
(15) days of the Borrower's request to add such Real Estate to the Collateral, shall pay to the Agent for the account of the Banks a review fee of $10,000.00 for each parcel of Real Estate to be added to be split equally by the Banks, without regard to their respective Commitment Percentages. No review fee shall be payable with respect to the addition or replacement of a Mortgaged Property occurring on or before June 30, 2003.

            (c) In the event that Borrower shall desire to convert any Special Real Estate to Regular Real Estate, as a condition to such conversion, Borrower shall deliver to Agent such additional or updated Eligible Real Estate Qualification Documents as Agent may request.

      SECTION 5.6 MANDATORY INCREASE IN BORROWING BASE. At all times when the portion of the Borrowing Base attributable to Regular Real Estate (without taking into account any Borrowing Base attributable to Special Real Estate) is less than the Total Commitment (including any increase in such Total Commitment), all Real Estate located outside of New York, Florida, Maryland or such other states in which Special Real Estate is located with the approval of the Agent which is purchased or developed with proceeds of Loans or any Equity Offering or which has been encumbered by Indebtedness which is repaid with proceeds of Loans shall be immediately mortgaged or conveyed to the Agent for the benefit of the Banks, and the Borrower shall promptly cause the same to become Eligible Real Estate; provided that the Borrower shall take commercially reasonable steps to cause any lender holding a lien on Real Estate located in New York, Florida, Maryland or such other states in which Special Real Estate is located with the approval of the Agent that is acquired by the Borrower to transfer such Indebtedness and related loan documents to the Agent, and to amend and restate the same to allow the Agent to record a Security Deed against such Real Estate, and in such event such Real Estate may not be Special Real Estate.

      SECTION 5.7 NON-ENCUMBRANCE. Without implying any limitation upon the generality of Section 8.2, the Borrower will not, and will not permit any other Person to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, change, restriction or other security interest of any kind upon any Special Real Estate encumbered by any Special Security Documents (whether now owned or hereafter acquired), except for matters set forth in Title Policies relating to such Special Real Estate submitted to and approved by the Agent.

      SECTION 5.8 SPECIAL SECURITY DOCUMENTS. The Special Security Documents have been delivered and are effective or shall be effective upon the future delivery thereof, but shall not be recorded until the occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Agent may, and upon the direction of the Majority Banks, shall, record the Special Security Documents in the public records without any further action of or notice to the Borrower or any other party and without waiving such Event of Default; provided, however, that if such Event of Default exists solely as a result of default described in
Section 12.1(b), the Agent shall give the Borrower two (2) Business Days notice prior to the recordation of the Security Documents. In addition, the Borrower shall promptly deliver or cause to be delivered to the Agent such further documents as may be reasonably requested by the Agent relating to such Real Estate, including without limitation, owner's affidavits, updated legal opinions and copies of leases and such changes to the Special Security Documents as may be necessary or desirable to comply with changes in applicable law. In connection with the recording of the Special Security Documents, the Agent may obtain, at the Borrower's sole cost and expense, a mortgagee's title insurance policy with respect to each parcel of Special Real Estate encumbered by such Special Security Documents in such amount as is determined by the Agent. The Borrower shall upon demand pay the cost of any such mortgagee's title insurance policy, the cost of any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges which are demanded in connection with the recording of any of the Special Security Documents. In addition, the Borrower shall pay within five (5) days after demand any and all costs, fees, intangible tax, documentary or mortgage tax, assessments or charges as are demanded by any governmental authority by reason of the Special Security Documents prior to the recording of the same. In the event that the Borrower fails to pay such amounts as provided in this section, then the Banks may advance such amounts as are required to be paid as Loans hereunder, which Loans shall bear interest at the rate for overdue payments set forth in this Agreement. The Agent and the Banks agree that, provided no Default or Event of Default shall have theretofore occurred hereunder or under any of the other Loan Documents, Agent shall, within five (5) days of the receipt of written request from the Borrower, release the Special Real Estate from the lien of the Special Security Documents and return the Special Security Documents to the Borrower; provided, however, the Agent shall not be obligated to release the Special Real Estate or return the Special Security Documents if, as a result of the release of the Special Real Estate, a Default or Event of Default shall exist hereunder or under any of the other Loan Documents.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR AND THE BORROWER.

      The Borrower and the Guarantor, jointly and severally, represent and warrant to the Agent and the Banks as follows.

      SECTION 6.1 CORPORATE AUTHORITY, ETC.

            (a) Incorporation; Good Standing. The Borrower is a Delaware limited partnership duly organized pursuant to its first amended and restated limited partnership agreement dated May 10, 1996, as amended by amendments one through eighteen, and a Certificate of Limited Partnership and amendments thereto filed with the Secretary of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. The Guarantor is a Maryland real estate investment trust duly organized pursuant to its trust declaration dated October 2, 1997, as amended and supplemented, and a Certificate of Trust filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of the State of Maryland. Each of the Borrower and the Guarantor (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) as to the Borrower is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Mortgaged Property of the Borrower is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person. The Guarantor is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code.

            (b) Subsidiaries. Each of the Subsidiaries of the Borrower and the Guarantor (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Mortgaged Property held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, the Guarantor, or such Subsidiary. The Subsidiary Guarantors are wholly-owned direct Subsidiaries of the Borrower.

            (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

            (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      SECTION 6.2 GOVERNMENTAL APPROVALS. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

      SECTION 6.3 TITLE TO PROPERTIES; LEASE. The Borrower, the Guarantor and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and the Guarantor as of the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      SECTION 6.4 FINANCIAL STATEMENTS. The Borrower has delivered to each of the Banks: (a) the consolidated balance sheet of the Guarantor and its Subsidiaries as of the Balance Sheet Date, (b) an unaudited statement of Operating Cash Flow for each of the Mortgaged Properties for the fiscal years ended December 31, 2000, and December 31, 2001 and for the period of January 1, 2002 through September 30, 2002, to the extent available, satisfactory in form to the Agent and certified by the chief financial or accounting officer of the general partner of the Borrower as fairly presenting the operating income for such parcels for such periods, provided that such certification need only be made with respect to any Mortgaged Property for the period such Mortgaged Property has been owned and operated by the Borrower, if such period is less than three (3) fiscal years, and (c) certain other financial information relating to the Borrower, the Guarantor and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower, the Guarantor and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, the Guarantor and the Mortgaged Properties for such periods. There are no liabilities, contingent or otherwise, of the Borrower, the Guarantor or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

      SECTION 6.5 NO MATERIAL CHANGES. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, the Guarantor, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and the Guarantor as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

      SECTION 6.6 FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower, the Guarantor and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

      SECTION 6.7 LITIGATION. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened against the Borrower, the Guarantor or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board that, if adversely determined, might, either in any case or in, the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantor to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

      SECTION 6.8 NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrower, the Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, the Guarantor, nor any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

      SECTION 6.9 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrower, the Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

      SECTION 6.10 TAX STATUS. The Borrower, the Guarantor and each of their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the partners or officers of such Person know of no basis for any such claim.

      SECTION 6.11 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      SECTION 6.12 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrower, the Guarantor, or any of their respective Subsidiaries is or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

      SECTION 6.13 ABSENCE OF UCC FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, the Guarantor or any of their respective Subsidiaries or rights thereunder.

      SECTION 6.14 SETOFF, ETC. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Security Deeds.

      SECTION 6.15 CERTAIN TRANSACTIONS. Except as set forth on Schedule 6.15, none of the officers, trustees, directors, or employees of the Borrower, the Guarantor or any of their respective Subsidiaries is a party to any transaction with either or both of the Borrower, the Guarantor or any of their respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, the Guarantor, or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      SECTION 6.16 EMPLOYEE BENEFIT PLANS. The Borrower, the Guarantor and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower, the Guarantor nor any ERISA Affiliate has
(a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Real Estate constitutes a "plan asset" of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

      SECTION 6.17 REGULATIONS T, U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

      SECTION 6.18 ENVIRONMENTAL COMPLIANCE. The Borrower and the Guarantor each has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation makes the following representations and warranties.

            (a) With respect to the Mortgaged Properties, and to the best of the Borrower's and the Guarantor's knowledge with respect to any other Real Estate, none of the Borrower, the Guarantor or their respective Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves any of the Mortgaged Properties or involves other Real Estate and would have a material adverse effect on the business, assets or financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries.

            (b) None of the Borrower, the Guarantor or any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, the Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

            (c) With respect to the Mortgaged Properties, and to the best of the Borrower's and the Guarantor's knowledge with respect to any other Real Estate, except as specifically set forth in the written environmental site assessment reports provided to the Agent on or before the date hereof or as set forth on
Schedule 6.18 attached hereto or, in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent under Section 7.4(h): (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws in all material respects, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property; (ii) in the course of any activities conducted by either the Borrower, the Guarantor, their Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws in all material respects; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from any of the Mortgaged Properties, or, to the best of the Borrower's or the Guarantor's knowledge, on, upon, into or from the other properties of the Borrower, the Guarantor or their respective Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's or the Guarantor's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which through soil


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
or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's or the Guarantor's knowledge, operating in compliance with such permits and applicable Environmental Laws.

            (d) None of the Borrower, the Guarantor, their respective Subsidiaries, the Mortgaged Properties or any other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deeds or to the effectiveness of any other transactions contemplated hereby.

      SECTION 6.19 SUBSIDIARIES AND JOINT VENTURES. Schedule 6.19 sets forth all of the Subsidiaries and joint ventures of the Borrower and the Guarantor. The form and jurisdiction of organization of each of the Subsidiaries and joint ventures, and the Borrower's and the Guarantor's ownership interest therein, is set forth in said Schedule 6.19.

      SECTION 6.20 LEASES. The Borrower has delivered to the Agent (i) true copies of the forms of the Leases used by the Borrower at the Mortgaged Properties as of the date hereof and (ii) true, correct and complete copies of the Leases and any amendments thereto relating to the Mortgaged Properties as of the date hereof.

      SECTION 6.21 LOAN DOCUMENTS. All of the representations and warranties made by or on behalf of the Borrower, the Guarantor, and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower, the Guarantor nor any of their respective Subsidiaries has failed to disclose such information as is necessary to make such representations and warranties not misleading.

      SECTION 6.22 MORTGAGED PROPERTY. The Borrower and the Guarantor each makes and shall cause each Approved Subsidiary to make, the following representations and warranties concerning each Mortgaged Property:

            (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property are installed to the property lines of the Mortgaged Property through dedicated public rights of way or through perpetual private easements approved by the Agent with respect to which the applicable Security Deed creates a valid and enforceable first lien and, except in the case of drainage facilities, are


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
connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law.

            (b) Access, Etc. The streets abutting the Mortgaged Property are dedicated and accepted public roads, to which the Mortgaged Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property has direct access approved by the Agent and with respect to which the applicable Security Deed creates a valid and enforceable first lien. All private ways providing access to the Mortgaged Property are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles.

            (c) Independent Building. The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Agent. The Building is located on a lot which is separately assessed for purposes of real estate tax assessment and payment. The Building, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Building are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located, except as may be specifically shown on the Survey for such Mortgaged Property.

            (d) Condition of Building; No Asbestos. The Building is, in all material respects, structurally sound, in good repair and free of defects in materials and workmanship. All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition. Except as set forth in the Phase I environmental site assessments delivered by the Borrower to the Agent, no asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

            (e) Building Compliance with Law. The Building as presently constructed, used, occupied and operated does not, in any material respect, violate any applicable federal or state law or governmental regulation or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws. The Building complies, in all material respects, with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of the Building for its current use. There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use. Each Mortgaged Property constitutes a separate parcel which has been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby, and neither the execution and delivery of the Security Deeds nor the exercise of any remedies thereunder by the Agent shall violate any such law or regulation relating to the subdivision of real property.


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
            (f) No Required Mortgaged Property Consents, Permits, Etc. Neither the Borrower, the Guarantor nor any Approved Subsidiary has received any notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Security Deed. To the best knowledge of the Borrower, the Guarantor and each Approved Subsidiary, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof.

            (g) Insurance. Neither the Borrower, the Guarantor nor any Approved Subsidiary has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all of the Borrower's and the Guarantor's insurance carriers.

            (h) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are payable by the Borrower or the Guarantor (except only real estate or other taxes or assessments, that are not yet due and payable). The Borrower has delivered to the Agent true and correct copies of real estate tax bills for the Mortgaged Property for the past three
(3) fiscal years. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property, other than with respect to taxes which have been paid under protest and which are being contested in good faith. Except as set forth in the Title Policies delivered to the Agent, there are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and neither the Borrower nor the Guarantor has received any notice of any such special assessment being contemplated.

            (i) Historic Status. The Building is not a historic structure or landmark and neither the Building or the Mortgaged Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

            (j) Eminent Domain; Casualty. There are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the knowledge of the Borrower or the Guarantor, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property, the Building or any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

            (k) Leases. An accurate and complete Rent Roll and summary thereof in a form reasonably satisfactory to the Agent as of the date of inclusion of the Mortgaged Property


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
in the Collateral (or such other recent date as may be acceptable to the Agent) with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at the Mortgaged Property and in the Building relating thereto. Each of the Leases was entered into as the result of arms-length negotiation and has not been modified, changed, altered, assigned, supplemented or amended in any respect, except as reflected on the Rent Roll, and no tenant is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs, except as reflected in the Rent Roll. There are no occupancies, rights, privileges or licenses in or to the Mortgaged Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for the Mortgaged Property. Except as set forth in each Rent Roll, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and neither the Borrower, the Guarantor nor any of their respective Subsidiaries has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases. The Rent Rolls furnished to the Banks accurately and completely set forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. All tenant improvements or work to be done for tenants on the Rent Roll, furnished or paid for by the Borrower, the Guarantor or any of their respective Subsidiaries, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent. No material leasing, brokerage or like commissions, fees or payments are due from the Borrower, the Guarantor or any of their respective Subsidiaries in respect of the Leases.

            (l) Service Agreements; Management Agreements. Except as listed on
Schedule 6.22, there are no material Service Agreements relating to the operation and maintenance of the Building, the Mortgaged Property, or any portion thereof that are not cancelable at any time. The Borrower has no Management Agreements for the Mortgaged Properties. To the best knowledge of the Borrower, there are no material claims or any bases for material claims in respect of the Mortgaged Property or its operation by any party to any Service Agreement or Management Agreement.

            (m) Other Material Real Property Agreements: No Options. There are no material agreements pertaining to the Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto), the Title Policies or otherwise disclosed in writing to the Agent and the Banks by the Borrower; and no person or entity has any right or option to acquire the Mortgaged Property or any Building thereon or any portion thereof or interest therein.

      SECTION 6.23 BROKERS. None of the Borrower, the Guarantor, or any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

      SECTION 6.24 OTHER DEBT. None of the Borrower, the Guarantor, or any of their respective Subsidiaries is in default of the payment of any Indebtedness or any other agreement, mortgage,


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
deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower. The Borrower has provided to the Agent a schedule, and upon the request of the Agent will provide copies, of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower or its properties and entered into by the Borrower as of the date of this Agreement with respect to any Indebtedness of the Borrower.

      SECTION 6.25 SOLVENCY. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower, the Guarantor nor any of their Subsidiaries is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, such Person is able to pay its debts as they become due, and such Person has sufficient capital to carry on its business.

      SECTION 6.26 CONTRIBUTION AGREEMENT. Borrower has delivered or made available to the Agent a true, correct and complete copy of the Contribution Agreement (Revolver). The Contribution Agreement (Revolver) is in full force and effect in accordance with its terms, there are no material claims resulting from non-performance of the terms thereof or otherwise or any basis for a material claim by any party to the Contribution Agreement (Revolver), nor has there been any waiver of any material terms thereunder.

      SECTION 6.27 NO FRAUDULENT INTENT. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

      SECTION 6.28 TRANSACTION IN BEST INTERESTS OF BORROWER; CONSIDERATION. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, the Guarantor, each of their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, the Guarantor and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantor and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of the Guarantor and the Subsidiary Guarantors to guaranty the Loan, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and its Subsidiaries to have available financing to conduct and expand their business.

      SECTION 6.29 PARTNERS AND THE GUARANTOR. Guarantor is the sole general partner of the Borrower and owns a 1% general partnership interest and a 79.714% limited partnership interest in the Borrower. Guarantor owns no assets other than its interest in the Borrower as a general


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
partner and limited partner, cash, Short-term Investments and the property described on Schedule 6.29 hereto.

      SECTION 6.30 PRINCIPAL DOCUMENTS. All obligations of the parties under each of the Principal Documents has been satisfied, and there are no surviving benefits or obligations under any of the Principal Documents.

SECTION 7. AFFIRMATIVE COVENANTS OF THE GUARANTOR AND THE BORROWER.

      The Guarantor (to the extent hereinafter provided) and the Borrower covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or to participate in any Letters of Credit:

      SECTION 7.1 PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

      SECTION 7.2 MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at 27600 Northwestern Highway, Suite 200, Southfield, Michigan, 48034, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

      SECTION 7.3 RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves. Neither the Borrower nor the Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Majority Banks, (x) make any material changes to the accounting principles used by such Person in preparing the financial statements and other information described in
Section 6.4 or (y) change its fiscal year.

      SECTION 7.4 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower and Guarantor will deliver or cause to be delivered to each of the
Banks:

            (a) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Guarantor, the audited Consolidated balance sheet of the Guarantor and its Subsidiaries at the end of such year, and the related audited Consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Deloitte & Touche, or by another "Big Five" accounting firm, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event the Guarantor will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), a statement of the

Borrower's taxable net income for the prior fiscal year, and any other information the Banks may need to complete a financial analysis of the Guarantor and its Subsidiaries;

            (b) as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the first three (3) fiscal quarters of the Borrower and Guarantor, respectively, copies of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries and the Guarantor and its Subsidiaries, respectively, as at the end of such quarter, and the related unaudited Consolidated statements of income, changes in shareholder's equity and cash flows for the portion of the Borrower's and the Guarantor's, respectively, fiscal year then elapsed, and a statement showing the aging of the receivables and payables for the Mortgaged Properties, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which, as to the Guarantor, may be provided by inclusion in the Form 10-Q of the Guarantor for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Borrower and the Guarantor, respectively, that the information contained in such financial statements fairly presents the financial position of such Person and its Subsidiaries on the date thereof (subject to year-end adjustments); provided, however, that unless otherwise requested by the Agent or the Majority Banks, the Borrower shall not be required to deliver the balance sheets, statements or other matters required by this Section 7.4(b) to the extent the same are incorporated in the balance sheets, statements and other matters delivered to the Banks by the Guarantor;

            (c) as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the first three (3) fiscal quarters of the Guarantor in each year, copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event the Guarantor will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC);

            (d) as soon as practicable, but in any event not later than fifty-five (55) days after the end of the first three (3) fiscal quarters of the Borrower, copies of a Consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for the Borrower and each of the Mortgaged Properties, prepared on a basis consistent with the statement furnished pursuant to Section 6.4(c) together with a certification by the chief financial or chief accounting officer of the general partner of the Borrower, that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries and the Mortgaged Properties for such period;

            (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Guarantor and of the general partner of the Borrower in the form of Exhibit C hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

            (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Guarantor or the partners of the Borrower;

            (g) as soon as practicable but in any event not later than fifty-five (55) days after the end of each of the first three (3) fiscal quarters of the Borrower, an updated Rent Roll aggregating information for the Mortgaged Properties and operating statements and tenant sales reports with respect to the Mortgaged Properties with respect to such fiscal quarter, such statements and reports to be in form reasonably satisfactory to the Agent;

            (h) as soon as practicable but in any event not later than one hundred (100) days after the end of the fourth fiscal quarter of the Borrower, an updated Rent Roll aggregating information for the Mortgaged Properties and rolling four (4) quarter operating statements and tenant sales reports with respect to the Mortgaged Properties, such statements and reports to be in form reasonably satisfactory to the Agent;

            (i) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, the following with respect to each acquisition of an interest in Real Estate having a fair market value in excess of $10,000,000.00 by the Borrower or any of its Subsidiaries (which for the purposes of this Section 7.4(h) shall include the Investments described in
Section 8.3(i), provided that with respect to the Investments described in
Section 8.3(i), the following items shall be provided to the extent reasonably available to the Borrower or its Subsidiaries): (i) the closing statement relating to such acquisition, (ii) a description of the property acquired, (iii) a certificate from the chief financial or accounting officer of the Borrower stating that (A) an environmental site assessment has been prepared by an Environmental Engineer and such assessment contains no material qualifications with respect to such Real Estate and (B) a statement of condition of such Real Estate has been prepared by a construction engineer and such statement contains no material qualifications, and (iv) a historical operating statement of such Real Estate for such period as may be available to the Borrower and a current rent roll for such Real Estate;

            (j) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and the Guarantor;

            (k) promptly upon completion, copies of such market studies relating to the Mortgaged Property and the other Eligible Real Estate as are from time to time prepared by or on behalf of the Borrower or its Subsidiaries;

            (l) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, each of the following with respect to each acquisition of an interest in a Subsidiary: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and (iii) such other information as the Agent may reasonably request;

            (m) simultaneously with the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower and its

Subsidiaries (or in which the Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness of the type described in Section 8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of the Borrower and its Subsidiaries which are under "development" (as used in Section 8.9) and providing a brief summary of the status of such development;

            (n) not later than thirty (30) days prior to the end of each fiscal year of the Borrower a budget and business plan for the next fiscal year;

            (o) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Borrower, the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (provided, however, that the Borrower shall not be required to provide such statements in the event that such statements would be substantially similar to the consolidated statements provided by the Guarantor); and

            (p) from time to time such other financial data and information in the possession of the Borrower, the Guarantor or their respective Subsidiaries (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower or the Guarantor) as the Agent may reasonably request.

      SECTION 7.5 NOTICES.

            (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, the Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or the Guarantor, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

            (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release of any

Hazardous Substances at or from the Mortgaged Property; (ii) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency; and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Mortgaged Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any Subsidiary or the Agent's liens on the Collateral pursuant to the Security Documents.

            (c) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to any Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.

            (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, the Guarantor or any of their respective Subsidiaries or to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, the Guarantor or any of their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantor and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, the Guarantor or any of their respective Subsidiaries in an amount in excess of $100,000.

            (e) Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Non-Mortgaged Property. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate other than Mortgaged Property or other Investment described in Section 8.3(i) of the Borrower, the Guarantor or their respective Subsidiaries within any fiscal quarter of the Borrower, such notice to be submitted, in the case of any such sale, encumbrance, refinance or transfer in an amount in excess of $10,000,000.00, together with the Compliance Certificate provided or required to be provided to the Banks under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate other than the Mortgaged Property or other Investment described in Section 8.3(i) of the Borrower, the Guarantor or their respective Subsidiaries, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under Section 6.4 or Section 7.4 adjusted as provided in the preceding sentence.


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            (f) New Leases. The Borrower and each Approved Subsidiary will give notice to the Agent of any proposed new Lease at any Mortgaged Property for the lease of space therein of more than 7500 square feet and shall provide to the Agent a copy of the proposed lease and any and all agreements or documents related thereto, current financial information for the proposed tenant and any guarantor of the proposed lease and such other information as the Agent may request. The Agent shall be deemed to have consented to such new Lease if the Agent has not within ten (10) Business Days of the receipt by the Agent of the initial notification from the Borrower or the Approved Subsidiary notified the Borrower or the Approved Subsidiary of either the Agent's refusal to consent thereto or the Agent's need for further information in connection with such proposed new Lease. Agent shall be authorized to enter into subordination, non-disturbance and attornment agreements with any tenant under a Lease upon such terms as Agent in its good faith judgment determines are appropriate.

            (g) Notification of Banks. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

      SECTION 7.6 EXISTENCE; MAINTENANCE OF PROPERTIES.

            (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership. The Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland real estate investment trust. The Borrower and the Guarantor will cause each of their respective Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower shall continue to own directly or indirectly one hundred percent (100%) of the Voting Interests and economic interests in the Subsidiary Guarantors. The Borrower and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force all of their respective rights and franchises and those of their Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

            (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable Mortgaged Property or on the financial condition, assets or operations of the Borrower and its Subsidiaries.

            (c) The common stock of Guarantor shall at all times be listed for trading and be traded on the New York Stock Exchange.

      SECTION 7.7 INSURANCE.

            (a) The Borrower will, at its expense, procure and maintain for the benefit of the Borrower and the Agent, insurance policies issued by such insurance companies, in such amounts, in such


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form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering the Mortgaged Property:

                  (i) "All Risks" property insurance (including broad form
            flood, broad form earthquake and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other amount as the Agent may approve, with deductibles not to exceed $50,000 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement in such amounts as the Agent may require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

                  (ii) During the course of construction or repair of any
            Building, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Estate, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

                  (iii) Flood insurance if at any time any Building is located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

                  (iv) Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Real Estate for a twelve (12) month period;

                  (v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any


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            improvements on the Real Estate, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $1,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;

                  (vi) During the course of construction or repair of any
            improvements on the Real Estate, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

                  (vii) Employer's liability insurance with respect to the
            Borrower's employees;

                  (viii) Umbrella liability insurance with limits of not less than $10,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

                  (ix) Workers' compensation insurance for all employees of the
            Borrower or its Subsidiaries engaged on or with respect to the Real Estate; and

                  (x) Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate.

      The Borrower shall pay all premiums on insurance policies. The insurance policies with respect to all Mortgaged Property provided for in clauses (v),
(vi) and (viii) above shall name the Agent and each Bank as an additional insured and shall contain a cross liability/severability endorsement. The insurance policies provided for in clauses (i), (ii), (iii) and (iv) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance acceptable to the Agent. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least thirty (30) days prior to the expiration date of the policies, the Borrower shall deliver to the Banks evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Agent.

            (b) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a


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forfeiture of such insurance or any part thereof, no occupancy or use of the
Real Estate for purposes more hazardous then permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of set off, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available,
(iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

            (c) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgage Property, provided that such blanket policy or policies comply with all of the terms and provisions of this Section 7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance.

            (d) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the states where the Real Estate is located and having a rating in Best's Key Rating Guide of at least "A" and a financial size category of at least "VIII."

            (e) Neither the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this Section 7.7.

            (f) In the event of any loss or damage to the Mortgaged Property in excess of $50,000, the Borrower shall give immediate written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Borrower may make proof of loss and adjust and compromise any claim under insurance policies which is of an amount not more than $500,000.00 so long as no Event of Default has occurred and is continuing and so long as the Borrower shall in good faith diligently pursue such claim. The Borrower hereby irrevocably authorizes and empowers the Agent, at the Agent's option in the Agent's sole discretion or at the request of the Majority Banks in their sole discretion, as attorney in fact for the Borrower, except as provided in the preceding sentence, to make proof of any loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such proceeds, provided that the Agent agrees to consult with the Borrower prior to taking such action. If the Mortgaged Property is acquired by the Agent or any nominee through foreclosure, deed in lieu of foreclosure or otherwise is acquired from the Borrower, all right, title and interest of the Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to such sale or


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
acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser or grantee of the Mortgaged Property.

            (g) Subject to the terms of the following sentence, the Borrower authorizes the Agent, at the Agent's option or at the request of the Majority Banks in their sole discretion,(i) to apply the balance of such proceeds to the payment of the Obligations of the Borrower whether or not then due, or (ii) if the Agent or the Majority Bank shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds to be used to pay all taxes, charges, sewer use fees, water rates and assessments which may be imposed upon the Mortgaged Property and the Obligations of the Borrower as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower, in accordance with such terms and conditions as Agent may prescribe, for the cost of such reconstruction or repair of the Mortgaged Property, and on completion of such reconstruction or repair to apply any of the excess to the payment of the Obligations of the Borrower. Notwithstanding the foregoing, the Agent shall make such net proceeds available to the Borrower to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe for the disbursement of such proceeds to assure completion of such reconstruction or repair provided that (x) no Default or Event of Default shall have occurred and be continuing, (y) the Borrower shall have provided to the Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, and (z) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date.

            (h) The Borrower will, at its expense, procure and maintain insurance covering the Borrower and the Real Estate other than the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

            (i) The Borrower shall provide to the Agent for the benefit of the Banks Title Policies for all of the Mortgaged Properties of the Borrower which shall at all times be in an aggregate amount of not less than the total Commitments for the Borrower at the time in effect. Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance coverage provided under all of the policies relating to the Borrower with tie-in endorsements.

            (j) In connection with the execution by Agent of a Subordination, Non-Disturbance and Attornment Agreement with a tenant, Agent may (but shall not be required to) in the exercise of its good faith judgment agree to allow some or all of the casualty, condemnation or restoration provisions of the applicable Lease to control over the applicable provisions of the Loan Documents.

      SECTION 7.8 TAXES. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Mortgaged Property and the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or


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
charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower and each Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

      SECTION 7.9 INSPECTION OF PROPERTIES AND BOOKS. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

      SECTION 7.10 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with, (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws,
(ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan, Note or Letter of Credit is outstanding or the Banks have any obligation to make Loans or participate in Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

      SECTION 7.11 USE OF PROCEEDS. Subject to the terms, covenants and conditions set forth herein, the Borrower will use the proceeds of the Loans and the Letters of Credit to the Borrower solely to provide short-term financing (a) for the acquisition of fee interests by the Borrower in Real Estate which is utilized principally for shopping centers, (b) for Capital Improvement Projects,
(c) subject to the restrictions set forth in Section 8.9 for development of new shopping centers, the acquisition of undeveloped Real Estate, (d) for general corporate purposes including working capital, (e) to repay outstanding Indebtedness, and (f) for such other purposes as the Majority Banks in their discretion from time to time may agree to in writing.

      SECTION 7.12 FURTHER ASSURANCES. Each of the Borrower and the Guarantor will cooperate with, and will cause each of its Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

      SECTION 7.13 COMPLIANCE. The Borrower shall operate its business, and shall cause each of its Subsidiaries to operate its business, in compliance with the terms and conditions of this Agreement and the other Loan Documents. The Guarantor shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status and shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.

      SECTION 7.14 MANAGEMENT. There shall not occur, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, any material change in management of the Mortgaged Properties (including, without limitation, the hiring of third party managers), provided that so long as the Mortgaged Properties are managed by the Borrower, a change in the internal management personnel of the Borrower shall not be deemed a material change in management.

      SECTION 7.15 INTEREST RATE CONTRACT(S). The Borrower shall at all times from and after the date hereof maintain in full force and effect, an Interest Rate Contract(s) in form and substance satisfactory to Agent on an amount equal to the lesser of (a) $75,000,000.00 or (b) an amount necessary to insure that not more than twenty-five percent (25%) of all outstanding "Debt" (as hereinafter defined) of Borrower and its Subsidiaries is variable rate Debt. The Interest Rate Contract(s) shall be provided by any Bank which is a party to this Agreement or a bank or other financial institution that has unsecured, uninsured and unguaranteed long-term debt which is rated at least A-3 by Moody's Investor Service, Inc. or at least A- by Standard & Poor's Corporation. The Borrower shall upon the request of the Agent provide to the Agent evidence that the Interest Rate Contract(s) is in effect. Borrower shall assign the Interest Rate Contract(s) to Agent as additional Collateral for the Obligations pursuant to the Assignment of Hedge. For the purposes of this Section 7.15, the term "Debt" shall mean any indebtedness of the Borrower or any of its Subsidiaries, whether or not contingent, and without duplication, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments or (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Borrower or any of its Subsidiaries, to the extent that any such items would appear as a liability on the balance sheet of the Borrower or any of its Subsidiaries in accordance with generally accepted accounting principles (it being understood that Debt shall be deemed to be incurred by the Borrower or any of its Subsidiaries whenever the Borrower or any of its Subsidiaries shall create, assume or otherwise become liable in respect thereof).

      SECTION 7.16 OWNERSHIP OF REAL ESTATE. Without the prior written consent of the Majority Banks, which consent may be withheld by the Majority Banks in their sole discretion, all interests (whether direct or indirect) of the Borrower or the Guarantor in real estate assets acquired after the date hereof shall be owned directly by the Borrower; provided, however, subject to the restrictions in Section 8.3, the Borrower shall be permitted to own Real Estate through Subsidiaries or joint ventures.


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
      SECTION 7.17 MORE RESTRICTIVE AGREEMENTS. Should the Borrower, the Guarantor or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants, whether affirmative or negative (or any other provision which may have the same practical effect as any of the foregoing), which are individually or in the aggregate more restrictive against the Borrower, the Guarantor or their respective Subsidiaries than those set forth in Section 8 and Section 9 of this Agreement or the Guaranty, the Borrower shall promptly notify the Agent and, if requested by the Majority Banks, the Borrower, the Agent, and the Majority Banks shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Majority Banks in their sole discretion. Each of the Borrower and Guarantor agree to deliver to the Agent copies of any agreements or documents (or modifications thereof) pertaining to existing or future Indebtedness, Debt Offering or Equity Offering of the Borrower, the Guarantor or any of their respective Subsidiaries as the Agent from time to time may request. Notwithstanding the foregoing, this Section
7.17 shall not apply to covenants contained in any agreements or documents evidencing or securing Non-recourse Indebtedness or covenants in agreements or documents relating to recourse Indebtedness that relate only to specific Real Estate that is collateral for such Indebtedness.

      SECTION 7.18 GUARANTOR RESTRICTIONS. The Borrower and Guarantor covenant and agree that: Guarantor will at all times (a) be the sole general partner of the Borrower, (b) own not less than fifty-one percent (51%) of the partnership interests in the Borrower, and in any event the largest percentage interest of any partner in the Borrower and (c) be responsible for making all major and day-to-day operational and management decisions to be made by the Borrower in the conduct of its business. Without the prior written consent of Agent, Guarantor shall not own any assets other than its interest in the Borrower as a general partner and a limited partner, cash, Short-term Investments and the property described on Schedule 6.29 hereto.

SECTION 8. CERTAIN NEGATIVE COVENANTS OF THE GUARANTOR AND THE BORROWER.

      The Borrower and the Guarantor, jointly and severally, covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any of the Banks has any obligation to make any Loans or to participate in any Letters of
Credit:

      SECTION 8.1 RESTRICTIONS ON INDEBTEDNESS. Except as permitted in Section 8.1(f) below, the Guarantor will not (other than solely as a result of its status as a general partner of the Borrower) create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness other than the Obligations and any Indebtedness of the Borrower permitted under the terms of this Section 8.1. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Banks arising under any of the Loan Documents, and Indebtedness and obligations in respect of the Interest Rate Contract required pursuant to Section 7.15;


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
            (b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

            (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (f) subject to the provisions of Section 9, (i) Non-recourse Indebtedness of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries shall incur any Non-recourse Indebtedness unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence, and environmental indemnities and customary exceptions to exculpatory language shall be permitted in any such Non-recourse Indebtedness, and (ii) Indebtedness of Borrower or Guarantor under environmental indemnities and guarantees with respect to customary exceptions to exculpatory language with respect to Non-recourse Indebtedness of Borrower's Subsidiaries or joint ventures permitted pursuant to
Section 8.3(k) (it being agreed that any such indemnity or guaranty shall not cause such Non-recourse Indebtedness to be deemed to be recourse Indebtedness and provided that in the event any claim is made against Borrower, Guarantor or any of its Subsidiaries with respect to such indemnities, guarantees or exceptions, the amount so claimed shall be considered a recourse liability of such Person);

            (g) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in
Section 8.3(d) or (e);

            (h) subject to the provisions of Section 9, other unsecured recourse Indebtedness of the Borrower and its Subsidiaries in an aggregate outstanding principal amount (excluding the Obligations and Indebtedness (not to exceed $50,000,000.00) arising under the Unsecured Revolving Loan Agreement), not exceeding $5,000,000.00; provided that neither the Borrower nor any of its Subsidiaries shall incur any recourse Indebtedness described in this Section 8.1(h) unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence;


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
            (i) Indebtedness in respect of purchase money financing for equipment, computers and vehicles acquired in the ordinary course of the Borrower's business not exceeding $1,000,000.00;

            (j) subject to the provisions of Section 9, recourse debt to obtain a construction loan or loans or obligations under completion guarantees in an aggregate amount not exceeding $70,000,000.00; provided that the liability under any completion guaranty shall equal the remaining costs to complete the applicable construction project in excess of construction loan or mezzanine loan proceeds available therefor and any equity deposited or invested for the payment of such costs;

            (k) Indebtedness of Borrower and its Subsidiaries (not to exceed $50,000,000.00) arising under the Unsecured Revolving Loan Agreement; provided, however, that Indebtedness permitted under this Section 8.1(k) shall not include any Indebtedness arising out of or related to any refinancing or purported refinancing of such Indebtedness under the Unsecured Revolving Loan Agreement;

            (l) subject to the provisions of Section 9, unsecured Indebtedness of Borrower under guarantees of loans made to employees of Guarantor to purchase stock in Guarantor, provided that such Indebtedness does not exceed $15,000,000.00 in the aggregate;

            (m) subject to the provisions of Section 9, other unsecured recourse Indebtedness of the Borrower and its Subsidiaries in an aggregate outstanding principal amount not exceeding $5,000,000.00 in connection with the issuance of letters of credit on behalf of Borrower or any of its Subsidiaries; and

            (n) subject to the provisions of Section 9, unsecured Indebtedness under guarantees to joint venture partners relating to the repurchase of ownership interests of such joint venture partners, provided that such Indebtedness does not exceed $15,000,000.00 in the aggregate, and provided further that any such guaranty may at the option of Agent not be considered as Indebtedness for the purposes of Section 9.2 of this Agreement in the event that Agent shall determine in its sole discretion that circumstances relating to the Real Estate to which such guaranty relates are such that it is not likely that such guaranty would be called upon.

      SECTION 8.2 RESTRICTIONS ON LIENS, ETC. Neither the Guarantor nor the Borrower will, nor will either of them permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general


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creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower, the Guarantor and any Subsidiary of either of them may create or incur or suffer to be created or incurred or to exist:

                  (i) liens in favor of the Borrower or the Guarantor on all or part of the assets of Subsidiaries of such Person (other than Collateral) securing Indebtedness owing by Subsidiaries of such Person to such Person;

                  (ii) liens on properties to secure taxes, assessments and
            other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                  (iii) deposits or pledges made in connection with, or to
            secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iv) liens on properties other than the Mortgaged Property or any interest therein (including the rents, issues and profits therefrom) in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 8.1(d) or
            Section 8.1(f);

                  (v) encumbrances on properties other than the Mortgaged
            Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, the Guarantor or a Subsidiary of such Person is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Guarantor or their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or the Guarantor individually or of such Person and its Subsidiaries on a Consolidated basis;

                  (vi) liens on the specific personal property (other than
            Collateral) acquired by Indebtedness permitted under Section 8.1(i);

                  (vii) liens in favor of the Agent and the Banks under the Loan
            Documents;

                  (viii) liens and encumbrances on a Mortgaged Property
            expressly permitted under the terms of the Security Deed relating thereto; and

                  (ix) liens and encumbrances on Real Estate (other than a
            Mortgaged Property) that is the subject of a construction loan permitted under the terms of Section 8.1(j).


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      SECTION 8.3 RESTRICTIONS ON INVESTMENTS. Neither the Borrower nor the
Guarantor will, nor will either of them permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

            (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

            (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

            (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A1", if then rated by Standard & Poor's Corporation;

            (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

            (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or
(e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

            (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

            (h) Investments in Subsidiaries of the Borrower or the Guarantor, but any Investments in existing Subsidiaries that are not one hundred percent (100%) owned by the Borrower or Guarantor or new Subsidiaries that are not one hundred percent (100%) owned by the Borrower or Guarantor after the date hereof in the aggregate in excess of $30,000,000.00 shall only be made with the consent of the Required Banks. For the purposes hereof only, 28th


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Street Kentwood Associates and S-12 Associates shall be considered Subsidiaries of the Borrower;

            (i) Investments in Real Estate permitted under Section 7.11;

            (j) Subject to the restrictions set forth in Section 8.9, investments in real estate investment trusts which own real property which is used principally for fee interests in Real Estate utilized principally for shopping centers located within the United States, provided that in no event shall the aggregate costs of all Investments pursuant to this Section 8.3(j) exceed the amount set forth with respect thereto in the Borrower's annual budget and business plan delivered to the Agent pursuant to Section 7.4(m);

            (k) Investments in joint ventures of the Borrower in which the ownership interests of the Borrower are such that such joint venture would not constitute a Subsidiary hereunder and the accounts of which are not consolidated with the accounts of Borrower, which joint ventures are engaged in the ownership of Real Estate or development activity pursuant to Section 8.9, and Investments in mortgages and notes receivables from such joint ventures, provided that in no event shall such Investments (including the principal amount payable pursuant to such notes) exceed $30,000,000.00 in the aggregate without the prior written consent of the Required Banks. For the purposes of this Section 8.3(k) only, notes receivable from joint ventures shall be valued at face value (subject to reduction as a result of payments thereon); and

            (l) Investments in any common or preferred stock issued by Guarantor which has been repurchased by the Guarantor, Borrower or any of its Subsidiaries, provided that in no event shall such Investments exceed in the aggregate $15,000,000.00 (calculated based upon the consideration given for such stock) unless the respective ratio of Borrower's and Guarantor's Consolidated Total Liabilities to such Person's Consolidated Total Adjusted Asset Value is less than 0.55 to 1 at the time of such Investment and would be less than 0.55 to 1 after giving effect to such Investment.

      SECTION 8.4 MERGER, CONSOLIDATION. Neither the Borrower nor the Guarantor will, nor will either of them permit any of its Subsidiaries to, become a party to any merger or consolidation except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or (b) the merger or consolidation of two or more Subsidiaries of the Borrower.

      SECTION 8.5 CONDUCT OF BUSINESS. Neither the Borrower nor the Guarantor will conduct any of its business operations other than through the Borrower and its Subsidiaries; provided, however, that subject to Section 8.3(k) and Section 8.9, ownership of Real Estate and development activities may be conducted through Affiliates or joint ventures of the Borrower as provided therein. No reorganizations, spin-offs or new business lines shall be established or occur without the prior written consent of the Majority Banks.

      SECTION 8.6 COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither the Borrower nor the Guarantor will, nor will either of them permit any of its Subsidiaries, to do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous


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Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

The Borrower shall:

            (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Property; and

            (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

      At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Mortgaged Property, or that any of the Mortgaged Properties is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property including, without


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
limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

      SECTION 8.7 DISTRIBUTIONS. Neither the Borrower nor the Guarantor shall make any Distributions which would cause it to violate any of the following covenants:

            (a) The Borrower shall not pay any Distribution to its partners if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three
(3) fiscal quarters would exceed ninety-five percent (95%) of its Funds from Operations for the four (4) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid; provided, however, notwithstanding the foregoing, Borrower and Guarantor may, subject to the limitations set forth in this Agreement (including specifically, but without limitation, those contained in ss.ss.8.3(l) and 8.7(b)) make Distributions in order to enable Borrower or Guarantor to repurchase common or preferred stock of Guarantor so long as (i) no Event of Default shall have occurred and be continuing on the date of any such repurchase and (ii) no Default or Event of Default shall occur as a result of any such repurchase. Notwithstanding the foregoing, the Borrower may pay a Distribution to its partners of sums received by it pursuant to the Tax Agreement dated as of May 10, 1996 between Atlantic Realty Trust and RPS Realty Trust;

            (b) In the event that an Event of Default shall have occurred and be continuing, neither the Borrower nor the Guarantor shall make any Distributions by the Borrower to the Guarantor and by the Guarantor other than the minimum Distributions required under the Code to maintain the REIT Status of the Guarantor, as evidenced by a certification of the principal financial or accounting officer of the Guarantor containing calculations in reasonable detail satisfactory in form and substance to Agent; provided, however, that neither Borrower nor Guarantor shall be entitled to make any Distributions in connection with the repurchase of common or preferred stock of Guarantor at any time after an Event of Default shall have occurred and be continuing; and

            (c) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, neither the Borrower nor the Guarantor shall make any Distributions whatsoever, directly or indirectly.

      SECTION 8.8 ASSET SALES. Neither the Borrower, the Guarantor nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate (other than a Mortgaged Property) having an Appraised Value in excess of $10,000,000.00 (except as the result of a condemnation or casualty and except for the granting of Permitted Liens) unless there shall have been delivered to the Agent a statement that no Default or Event of Default exists immediately prior to such sale, transfer or other disposition or would exist after giving effect to such sale, transfer or other disposition.

      SECTION 8.9 DEVELOPMENT ACTIVITY. Neither the Borrower, the Guarantor nor any of their respective Subsidiaries shall engage, directly or indirectly, in any development except as


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expressly provided in this Section 8.9. The Borrower, the Guarantor or any of their respective Subsidiaries may engage, either directly or, in the case of the Borrower, through any Affiliate of the Borrower, an Investment in which is permitted under Section 8.3(k), in the development of property to be used principally for retail shopping centers which at any time has a total cost (including acquisition, construction and other costs), whether such total costs are incurred directly by the Borrower, the Guarantor or such Subsidiary or through an Investment in an Affiliate permitted under Section 8.3(k), individually for each development project that is not in excess of ten percent (10%) of the Consolidated Total Adjusted Asset Value of the Borrower, and in the aggregate for all development projects that is not in excess of fifteen percent (15%) of the Consolidated Total Adjusted Asset Value of the Borrower, without the prior written consent of the Majority Banks. For the purposes of calculating the cost of developments by Subsidiaries or Affiliates, the cost of such developments shall be based upon the Borrower's interest in such Subsidiaries or Affiliates. For purposes of this Section 8.9, the term "development" shall include the new construction of a shopping center complex or the substantial renovation of improvements to real property which materially change the character or size thereof, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for shopping centers; provided, however, that the term "development" shall not include the addition of an anchor store to an existing shopping center project provided that the construction of such improvements is performed by the tenant, and the Borrower (or any Affiliate thereof), the Guarantor or its respective Subsidiary, as applicable, is only obligated to reimburse such tenant for a fixed amount with respect to the cost of such construction upon completion of such construction by such tenant. The Borrower and the Guarantor each acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower (or any Affiliate thereof), the Guarantor or either of its Subsidiaries has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower, the Guarantor or any of their respective Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person. Neither the Borrower (or any Affiliate thereof), the Guarantor nor any Subsidiary shall acquire or hold any number of undeveloped parcels of Real Estate which in the aggregate exceed five percent (5%) of the Consolidated Total Adjusted Asset Value of the Borrower and the Guarantor without the prior written consent of the Majority Banks, provided that the acquisition or holding of any outlots or property adjacent to any Real Estate owned by the Borrower (or any Affiliate thereof), the Guarantor or any Subsidiary shall not be deemed to be an undeveloped parcel of Real Estate for this purpose and options to acquire any property shall not be deemed an acquisition or holding of such property. Further, any new development project permitted under the terms of this Section
8.9 engaged in by the Borrower (or any Affiliate thereof), the Guarantor or any Subsidiary shall be either (a) at least seventy percent (70%) pre-leased (based on the gross leasable area of the improvements to the development, or the phase of the development project being developed if the Borrower submits and the Agent agrees that the development consists of more than one (1) phase, excluding outlots), including all anchors, or under a purchase agreement and all construction bids shall be in place and any such development shall continue to be deemed an undeveloped parcel until such time as construction commences, or
(b) sufficiently pre-leased such that based on such leases the gross income from such leases upon completion of such project shall equal or exceed projected operating expenses (including reserves for expenses


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
not paid on a monthly basis). For purposes of this Section 8.9, property shall be deemed to be in development at all times that it is Under Development.

SECTION 9. FINANCIAL COVENANTS OF THE GUARANTOR AND THE BORROWER.

      The Borrower and the Guarantor, jointly and severally, covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or to participate in any Letters of Credit, each of them will comply with the following:

      SECTION 9.1 BORROWING BASE. The Borrower will not permit the Outstanding Loans and Letters of Credit Outstanding as of the date of determination to be greater than the Borrowing Base of the Borrower as determined as of the same date.

      SECTION 9.2 LIABILITIES TO ASSETS RATIO. Each of the Borrower and the Guarantor will not (i) permit the ratio of its Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value to exceed 0.65 to 1.

      SECTION 9.3 DEBT SERVICE COVERAGE. The Borrower will not permit the Borrower's Consolidated Operating Cash Flow for the period covered by the four
(4) previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.6 times the Debt Service of the Borrower for such period; provided, however, that for purposes of determining compliance with this covenant, prior to such time as the Borrower has owned and operated a parcel of Real Estate for four (4) full fiscal quarters, the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower has owned and operated such parcel of Real Estate as annualized shall be utilized. For the purpose of calculating Consolidated Operating Cash Flow under this Section 9.3 for any parcel of Real Estate, the Operating Cash Flow Rental Adjustment shall be applied to any parcel of Real Estate affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment. Additionally, for the purposes of calculating Consolidated Operating Cash Flow under this Section 9.3, Operating Cash Flow attributable to any Redevelopment Property shall be included even if such Redevelopment Property is then being valued at cost for the purposes of calculating Borrower's Consolidated Total Adjusted Asset Value. For the purposes of this Section 9.3, the Operating Cash Flow and Debt Service attributable to any Real Estate and the principal indebtedness repaid as a part of such sale shall be excluded from the calculations when such Real Estate is sold.

      SECTION 9.4 CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit its Consolidated Tangible Net Worth to be less than $200,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds received by the Borrower or the Guarantor after the date of this Agreement.

SECTION 10. CLOSING CONDITIONS.

      Pursuant to the Prior Credit Agreement, the Borrower executed and delivered various documents to the Agent as a condition to the obligations of the Agent and Fleet to make the initial Loans under the Prior Credit Agreement. Except to the extent expressly amended and replaced as provided in this Section 10, all such documents shall remain in full force and effect, and none of such documents is superseded by the provisions of this Section 10 or any other provision of its Agreement. The obligation of the Agent and the Banks to make further Loans to the Borrower or


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
participate in further Letters of Credit for the benefit of the Borrower is subject to the satisfaction of the following conditions precedent:

      SECTION 10.1 LOAN DOCUMENTS. The Borrower, the Guarantor and the Subsidiary Guarantors shall have duly executed and delivered to the Agent, except that each Bank shall have received a fully executed counterpart of its Note, each of the Loan Documents to which such Person is a party, each of which shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks, including, without limitation, the following:

            (a) Agreement. Two (2) duly executed copies of this Agreement.

            (b) Indemnity Agreement. One (1) duly executed copy of the Indemnity Agreement.

            (c) Guaranty. One (1) duly executed copy of the Guaranty, the Subsidiary Guaranty and the Contribution Agreement (Revolver).

            (d) Amendments to Security Deeds and Assignments of Rents. One (1) duly executed copy of an Amendment to each Security Deed and Assignment of Rents executed and delivered in connection with the Prior Credit Agreement with respect to the Regular Real Estate.

            (e) Special Security Documents. One (1) duly executed copy of each of the Special Security Documents relating to the properties described on Exhibit E attached hereto.

            (f) Eligible Real Estate Qualification Documents. All Eligible Real Estate Qualification Documents with respect to each parcel of Mortgaged Property to be included in the Collateral as of the date of this Agreement, if any.

            (g) Assignment of Hedge. One (1) duly executed copy of the Assignment of Hedge.

            (h) Agreement of Management Company. One (1) duly executed copy of the Agreement of Management Company.

      SECTION 10.2 RESOLUTIONS. All action on the part of the Borrower, the Guarantor, or any of their respective Subsidiaries as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Guarantor true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, certified by its secretary as of a recent date to be true and complete.

      SECTION 10.3 INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received incumbency certificates, dated as of the date of this Agreement, signed by a duly authorized officer of the Guarantor (with respect to the Borrower and the Guarantor) and of the Subsidiary Guarantors and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to


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which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the date of this Agreement, signed by a duly authorized officer of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

      SECTION 10.4 OPINION OF COUNSEL. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the date of this Agreement, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower, the Guarantor and the Subsidiary Guarantors as to such matters as the Agent shall reasonably request.

      SECTION 10.5 PERFORMANCE; NO DEFAULT. The Borrower and the Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

      SECTION 10.6 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

      SECTION 10.7 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

      SECTION 10.8 COMPLIANCE CERTIFICATE. A Compliance Certificate dated as of the date of this Agreement demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower and the Guarantor has provided financial statements under Section 6.4 adjusted in the best good faith estimate of the Borrower or the Guarantor, as applicable, shall have been delivered to the Agent.

      SECTION 10.9 STOCKHOLDER AND PARTNER CONSENTS. The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder and partner consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

      SECTION 10.10 OTHER DOCUMENTS. To the extent requested by the Agent, the Agent shall have received executed copies of all material agreements of any nature whatsoever to which the Borrower, the Guarantor or any Subsidiary is a party affecting or relating to the use, operation, development, construction or management of the Mortgaged Property.

      SECTION 10.11 NO CONDEMNATION/TAKING. The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower's knowledge threatened against any Mortgaged Property or, if any such proceedings are pending or


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threatened, identifying the same and the Real Estate affected thereby and the
Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property affected thereby.

      SECTION 10.12 [Intentionally Omitted].

      SECTION 10.13 TITLE INSURANCE UPDATES. The Agent shall have received a "date down" endorsement to each Title Policy with respect to each Mortgaged Property, or with respect to any Special Real Estate if such "date down" endorsement is not available, a current mortgagees' title commitment for such Special Real Estate in favor of Agent.

      SECTION 10.14 PAYMENT OF FEES. The Borrower shall have paid to the Agent the fees required by Section 4.2.

      SECTION 10.15 INSURANCE. The Agent shall have received duplicate originals or certified copies of all policies of insurance required by this Agreement.

      SECTION 10.16 APPRAISALS. The Agent shall have received Appraisals of each of the Mortgaged Properties (other than those for which the existing Appraisal is dated less than 12 months from the date hereof) in form and substance satisfactory to the Agent, completed no earlier than three (3) months prior to the Closing Date, and the Agent shall have determined prior to the Closing Date an Appraised Value for such Mortgaged Properties to assist in determining the Borrowing Base.

      SECTION 10.17 OTHER. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

SECTION 11. CONDITIONS TO ALL BORROWINGS.

      The obligations of the Banks to make any Loan or to participate in any Letter of Credit, whether on or after the date of this Agreement, shall also be subject to the satisfaction of the following conditions precedent:

      SECTION 11.1 PRIOR CONDITIONS SATISFIED. All conditions set forth in
Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit to be issued.

      SECTION 11.2 REPRESENTATIONS TRUE; NO DEFAULT. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of such Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the


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Borrower and the Guarantor signed by an authorized officer of the Borrower and the Guarantor to such effect.

      SECTION 11.3 NO LEGAL IMPEDIMENT. There shall be no law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in such Letter of Credit.

      SECTION 11.4 GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      SECTION 11.5 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the Loan or the Letter of Credit, as applicable, shall be satisfactory in substance and in form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

      SECTION 11.6 BORROWING DOCUMENTS. In the case of any request for a Loan and/or a Letter of Credit, as applicable, the Agent shall have received the request for a Loan required by Section 2.5 in the form of Exhibit B hereto, fully completed and/or the Letter of Credit Application required by Section 2.7 in the form of Exhibit D hereto fully completed.

      SECTION 11.7 ENDORSEMENT TO TITLE POLICY. At such time as the Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Majority Banks, which endorsement shall, expressly or by virtue of a proper "revolving credit" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all Loans advanced and outstanding and all Letters of Credit issued and outstanding on or before the effective date of such endorsement (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

      SECTION 11.8 FUTURE ADVANCES TAX PAYMENT. The Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties are located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in such state secure the Borrower's obligation with respect to the Loans then being requested by the Borrower. The provisions of this Section 11.8 shall be without limitation of the Borrower's obligations under other provisions of the Loan Documents, including, without limitation, Section 15 hereof.


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SECTION 12. EVENTS OF DEFAULT; ACCELERATION; ETC.

      SECTION 12.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) the Borrower shall fail to pay any principal of the Loans after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any other fees or sums due hereunder or under any of the other Loan Documents, within ten
(10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (c) the Borrower or the Guarantor shall fail to comply with any covenant contained in Section 9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

            (d) the Borrower or the Guarantor or any of its Subsidiaries shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12), and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; provided, however, that in the event that such failure shall be a failure to comply with the terms of Section 8.7(a), the Borrower shall be afforded a period of one (1) fiscal quarter to cure such failure provided that the Distribution which caused such failure was historically consistent with prior dividends;

            (e) any representation or warranty made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (f) the Borrower, the Guarantor or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section 12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(f), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $5,000,000.00;


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
            (g) the Borrower, the Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or
(iii) shall take any action to authorize or in furtherance of any of the foregoing;

            (h) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

            (i) a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, the Guarantor or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than (60) days, whether or not consecutive, any uninsured final judgment against any of the Borrower, the Guarantor or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $1,000,000.00;

            (k) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Guarantor, any of their respective Subsidiaries or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (l) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the Guarantor or any of their respective Subsidiaries or any sale, transfer or other disposition of the assets of the Borrower or any of its Subsidiaries other than as permitted under the terms of this Agreement or the other Loan Documents;


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            (m) any suit or proceeding shall be filed against the Borrower, the
Guarantor or any of their respective Subsidiaries or any of the Mortgaged Properties which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them if adversely determined, would have a materially adverse effect on the ability of the Borrower, the Guarantor or any of their respective Subsidiaries to perform each and every one of its obligations under and by virtue of the Loan Documents and such suit or proceeding is not dismissed within sixty (60) days following the filing or commencement thereof;

            (n) the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person, including the Mortgaged Property;

            (o) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the Guarantor or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

            (p) a Change of Control shall occur;

            (q) either of the President or Chief Executive Officer of the Borrower approved by the Majority Banks as of the date of this Agreement shall cease to be the President or Chief Executive Officer, as applicable, of the Borrower and a competent and experienced successor for such Person shall not be approved by the Agent within six (6) months of such event, such approval not to be unreasonably withheld;

            (r) any Event of Default, as defined in any of the other Loan Documents, shall occur; or

            (s) any "Event of Default" (as defined in the Unsecured Revolving Loan Agreement) shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower (i) declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) require the Borrower to immediately cash collateralize all outstanding Letters of Credit or obtain replacement letters of credit for such Letters of Credit, all in a manner satisfactory to the Majority Banks; provided that in the event of any Event of Default specified in Section 12.l(g), Section 12.1(h) or Section 12.1(i), all such amounts shall become immediately due and payable automatically and the


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Borrower shall be required to immediately so cash collateralize or replace all outstanding Letters of Credit forthwith, without any requirement of notice from any of the Banks or the Agent.

      SECTION 12.2 LIMITATION OF CURE PERIODS. Notwithstanding the provisions of subsections (b), (c) and (d) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve (12) months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

      SECTION 12.3 CERTAIN CURE PERIODS.

            (a) In the event that there shall occur any Default under Section 12.1(c), then within five (5) Business Days after receipt of notice of such Default from the Agent or the Majority Banks the Borrower may elect to cure such Default by providing additional Collateral consisting of Potential Collateral, and/or to reduce the outstanding Loans to it, in which event such actions shall be completed not later than fifteen (15) days following the date on which the Borrower is notified that the Majority Banks have approved the Borrower's proposed actions (or thirty (30) days in the event that the Borrower intends to provide additional Mortgaged Property). The Borrower's notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five (5) Business Days provided above. Within five (5) Business Days after receipt of such advice, the Majority Banks shall advise the Borrower as to whether in their good faith judgment the actions proposed by the Borrower are sufficient to cure such Default without the creation of any other Default hereunder. In the event that the Majority Banks determine the Borrower's proposal is insufficient to cure such Default or is otherwise not in accordance with the terms of this Agreement, the Borrower within an additional three (3) Business Days after such negative notice may submit to the Agent an alternative plan or evidence establishing that the Borrower's original election was sufficient. In the event that within the times provided herein the Borrower shall have failed to provide evidence satisfactory to the Majority Banks that the Borrower's proposed actions are sufficient to cure such Default in accordance with the terms hereof, the cure period shall terminate and such Default immediately shall constitute an Event of Default.

            (b) In the event that the Borrower shall elect in whole or in part under Section 12.3(a) to provide additional Mortgaged Property, (i) the Real Estate to be added to the Collateral shall be Eligible Real Estate and on or prior to the expiration of the 30-day period each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrower's expense and provided to the Agent for the benefit of the Banks, and (ii) the Borrower, in addition to any other amounts payable under this Agreement, shall pay to the Agent within fifteen (15) days following the commencement of such 30-day period a review fee in the amount of $10,000.00, which fee shall be nonrefundable under any circumstances, to be split equally by the Banks without regard to their respective Commitment Percentages.

      SECTION 12.4 TERMINATION OF COMMITMENTS. If any one or more Events of Default specified in Section 12.1(g), Section 12.1(h) or Section 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower or to participate in Letters of Credit for the account of the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower or to participate in


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Letters of Credit for the account of the Borrower. No termination under this
Section 12.4 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

      SECTION 12.5 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes, the Letters of Credit or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys' fees.

      SECTION 12.6 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3 and all other Obligations, (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.6 or Section 2.7(f) and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, and (iv) amounts received or realized from the Borrower shall be applied against the


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Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) Third, to the Hedge Obligations; and

            (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

SECTION 13. SETOFF.

      Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or the Guarantor and any securities or other property of the Borrower or the Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or the Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 14. THE AGENT.

      SECTION 14.1 AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship. Agent shall act as the contractual representative of the Banks hereunder, and notwithstanding the use of the term "Agent" it is understood and agreed that Agent shall not have any fiduciary duties or fiduciary responsibilities to any Bank or by reason of this Agreement or any of the other Loan Documents and is acting as an independent contractor, the duties of which are limited to those expressly set forth in this Loan Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents. The Banks authorize the Agent to enter into the Subordination Agreement on behalf of the Banks.


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
      SECTION 14.2 EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      SECTION 14.3 NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      SECTION 14.4 NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries or the value of the Collateral or any of the assets of the Borrower, the Guarantor or their respective Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

      SECTION 14.5 PAYMENTS.

            (a) A payment by the Borrower or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the


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Banks except as otherwise expressly provided herein or in any of the other Loan
Documents. In the event the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

            (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this Section 14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Banks, the Agent shall distribute to each Bank, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

            (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      SECTION 14.6 HOLDERS OF NOTES. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      SECTION 14.7 INDEMNITY. The Banks ratably hereby agree to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character


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arising out of or related to this Agreement, the Notes, or any of the other Loan
Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      SECTION 14.8 AGENT AS BANK. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

      SECTION 14.9 RESIGNATION. The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Rating Group Inc. and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Rating Group Inc. and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      SECTION 14.10 DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and shall, if
(a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      SECTION 14.11 REMOVAL OF AGENT. The Majority Banks may remove the Agent from its capacity as agent in the event of the Agent's willful misconduct or gross negligence. Such removal shall be effective upon appointment and acceptance of a successor agent selected by the Majority Banks. Any successor Agent must satisfy the conditions set forth in Section 14.9. Upon the acceptance


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of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from all further duties and obligations as Agent under this Agreement and the Loan Documents (subject to the Agent's right to be indemnified as provided in the Loan Documents); provided that the Agent shall remain liable to the extent provided herein or in the Loan Documents for its acts or omissions occurring prior to such removal or resignation. The Commitment Percentage of the Bank which is acting as Agent shall not be taken into account in the calculation of Majority Banks for the purposes of removing Agent in the event of the Agent's willful misconduct or gross negligence.

      SECTION 14.12 RELIANCE ON HEDGE PROVIDER. For purposes of applying payments received in accordance with Section 12.6, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a "Representative") or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof. Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.

      SECTION 14.13 REQUEST FOR AGENT ACTION. Agent and the Banks acknowledge that in the ordinary course of business of the Borrower, (a) Borrower or the Approved Subsidiaries may enter into leases covering the Collateral that may require the execution of a subordination, attornment and non-disturbance agreement in favor of the tenant thereunder, (b) the Collateral may be subject to a condemnation or other taking, (c) Borrower or the Approved Subsidiaries may desire to enter into easements or other agreements affecting the Collateral, record a subdivision plat, dedicate roads or utilities, or take other actions or enter into other agreements in the ordinary course of business which similarly require the consent, approval or agreement of the Agent. In connection with the foregoing, the Banks hereby expressly authorize the Agent to take any of the following actions which Agent in its good faith judgment determines are appropriate (w) execute and deliver to the Borrower and the Approved Subsidiaries subordination, attornment and non-disturbance agreements with any tenant under a lease upon such terms as Agent in its good faith judgment determines are appropriate (Agent in the exercise of its good faith judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable lease to control over the applicable provisions of the Loan Documents), (x) execute releases of liens of Mortgaged Property as permitted in this Agreement or in connection with any condemnation or other taking, (y) execute consents or subordinations in form and substance satisfactory to Agent in connection with any easements, agreements, plats, dedications or similar matters affecting the Collateral, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of Borrower's or the Approved Subsidiaries' business.

SECTION 15. EXPENSES.

      The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the


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Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under Section 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or the Guarantor, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs), which may be incurred by Fleet and the Agent in connection with the execution and delivery of this Agreement and the other Loan Documents, and
(h) all reasonable fees and expenses and disbursements (including reasonable attorneys' fees and costs), not to exceed $5,000.00 in the aggregate, which may be incurred by Fleet in connection with each and every assignment of interests in the Loans pursuant to Section 18.1. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

SECTION 16. INDEMNIFICATION.

      The Borrower and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Agent, the Banks and the Arranger and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement


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or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this
Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower, the Guarantor or any of their respective Subsidiaries, (b) any condition of the Mortgaged Properties,
(c) any actual or proposed use by the Borrower or the Guarantor of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrower, the Guarantor or any of their respective Subsidiaries comprised in the Collateral,
(e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, or (g) with respect to the Borrower, the Guarantor and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that neither the Borrower nor the Guarantor shall be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks, the Agent and the Arranger shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower and the Guarantor agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower and the Guarantor under this
Section 16 are unenforceable for any reason, the Borrower and the Guarantor hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

SECTION 17. SURVIVAL OF COVENANTS, ETC.

      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower and the Guarantor provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.


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SECTION 18. ASSIGNMENT AND PARTICIPATION.

      SECTION 18.1 CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such
Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment in the form reasonably required by Agent, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantor, which rights shall instead be allocated pro rata among the other remaining Banks, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000 unless otherwise approved by Borrower and Agent, (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000, and (g) the assignor shall assign its entire interest in the Loans or retain an interest in the Loans of not less than $5,000,000. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in
Section 18.2, be released from its obligations under this Agreement. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or the Guarantor. Each assignee shall acquire its interest in the Loans subject to the Subordination Agreement. In the event that, as of result of any such assignment, the Agent in its capacity as a Bank retains an interest in the Loans of less than $15,000,000 and such amount is less than the retained interest of any other Bank, then the Agent shall offer to resign as Agent for the Banks. Upon any such assignment, the Agent may unilaterally amend Schedule 1 to reflect any such assignment.

      SECTION 18.2 REGISTER. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.


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      SECTION 18.3 NEW NOTES. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder and shall cause the Guarantor to deliver to the Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Guaranty extends to and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

      SECTION 18.4 PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrower or the Guarantor except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or the Guarantor. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

      SECTION 18.5 PLEDGE BY BANK. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or, with Agent's prior written approval, to another Person. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      SECTION 18.6 NO ASSIGNMENT BY BORROWER OR GUARANTOR. Neither the Borrower nor the Guarantor shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

      SECTION 18.7 DISCLOSURE. The Borrower and the Guarantor each agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

      SECTION 18.8 AMENDMENTS TO LOAN DOCUMENTS. Upon any such assignment or participation, the Borrower and the Guarantor shall, upon the request of the Agent, enter into such documents


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as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

      SECTION 18.9 MANDATORY ASSIGNMENT. In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Banks (any such non-consenting Bank shall hereafter be referred to as the "Non-Consenting Bank"), then, within thirty (30) days after Borrower's receipt of notice of such disapproval by such Non-Consenting Bank, Borrower shall have the right as to such Non-Consenting Bank, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Bank within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Bank to transfer its entire Commitment. The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent). In the event that the Banks do not elect to acquire all of the Non-Consenting Bank's Commitment, then the Agent shall endeavor to find a new Bank or Banks to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Non-Consenting Bank, the Non-Consenting Bank's interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Bank shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an assignment and acceptance agreement in the form and substance reasonably acceptable to Agent and such Non-Consenting Bank's original Note. The purchase price to be paid by the acquiring Banks for the Non-Consenting Bank's Commitment shall equal the principal owed to such Non-Consenting Bank, and the Borrower shall pay to such Non-Consenting Bank in addition thereto and as a condition to such sale any and all other amounts outstanding and owed by Borrower to the Non-Consenting Bank hereunder or under any of the other Loan Documents, including all accrued and unpaid interest or fees which would be owed to such Non-Consenting Bank hereunder or under any of the other Loan Documents if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Bank's Commitment. No registration fee under
Section 18.2 shall be required in connection with such assignment.

SECTION 19. NOTICES.

      Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:


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      If to the Agent or Fleet:

               Fleet National Bank
               100 Federal Street
               Boston, Massachusetts 02110
               Attn: Real Estate Division

      With a copy to:

               Fleet National Bank
               Suite 500
               115 Perimeter Center Place, NE
               Atlanta, Georgia 30346
               Attn: Daniel L. Silbert
               Telecopy No.: (770) 390-8434

      and to:

               McKenna Long & Aldridge LLP
               5300 SunTrust Plaza
               303 Peachtree Street
               Atlanta, Georgia 30308
               Attn: William F. Timmons, Esq.
               Telecopy No.: (404) 527-4198

      If to the Borrower or the Guarantor:

               Ramco-Gershenson Properties, L.P.
               Ramco-Gershenson Properties Trust
               27600 Northwestern Highway
               Southfield, Michigan 48034
               Attn: Chief Executive Officer
               Telecopy No.: (248) 350-9925

      With a copy to:

               Honigman Miller Schwartz & Cohn LLP
               Suite 225
               32270 Telegraph Road
               Bingham Farms, MI 48025
               Attn: Alan M. Hurvitz, Esq.
               Telecopy No.: (248) 566-8455

to each other Bank a party hereto at the address for such party set forth on the signature page for such Bank, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

SECTION 20. RELATIONSHIP.

      Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Borrower, the Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

SECTION 21. GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE.

      THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF MICHIGAN AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND THE GUARANTOR EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR THE STATE OF MICHIGAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR THE GUARANTOR BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19. THE BORROWER AND THE GUARANTOR EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

SECTION 22. HEADINGS.

      The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

SECTION 23. COUNTERPARTS.

      This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SECTION 24. ENTIRE AGREEMENT, ETC.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

SECTION 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

      EACH OF THE BORROWER, THE GUARANTOR, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND THE GUARANTOR EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTOR EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 25.

SECTION 26. DEALINGS WITH THE BORROWER OR THE GUARANTOR.

      The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantor, their respective Subsidiaries or any of their affiliates regardless of the capacity of the Bank hereunder.

SECTION 27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

      Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, (a) none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Notes; a change in the Maturity Date of the Notes; an increase in the amount of the Commitments of the Banks except pursuant to Section 18.1 or Section 2.9; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon; the postponement of any datE fixed for any payment of principal of or interest on the Loans; a decrease of the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower, the Guarantor or any Collateral except as otherwise provided herein; a change in the manner of distribution of any payments to the Banks or the Agent; an amendment of the definition of Majority Banks or Required Banks or of any requirement for consent by the Required Banks or all of the Banks; a modification, amendment or waiver of the provisions of Section 9.1 or any of the definitions used therein or any of the definitions used in the definition of "Borrowing Base"; or an amendment of this Section 27 and (b) the provisions of Sections 5.3(b)(vi) and the proviso following Section 5.3(b)(vi), 8.3(k), 9.2 and 9.3 or any of the definitions used therein may not be modified, amended or waived without the written consent of the Required Banks. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consenT of the Agent. The Borrower and the Guarantor each agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by Fleet in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Guarantor hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Guarantor shall entitle the Borrower and the Guarantor to other or further notice or demand in similar or other circumstances.

SECTION 28. SEVERABILITY.

      The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 29. TIME OF THE ESSENCE.

      Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower or the Guarantor under this Agreement and the other Loan Documents.

SECTION 30. NO UNWRITTEN AGREEMENTS.

      THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

SECTION 31. REPLACEMENT OF NOTES.

      Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

SECTION 32. TRUST EXCULPATION.

      Subject to the terms of this paragraph, all persons having a claim against the Guarantor, the general partner of the Borrower whose signature is affixed hereto as said general partner, hereunder or in connection with any matter that is the subject hereof, shall look solely to (i) Guarantors interest and rights in the Borrower (as a general partner, limited partner or otherwise), (ii) the cash and Short-term Investments of Guarantor and the property described in
Schedule 6.29 hereto, (iii) any other assets which Guarantor may now own or hereafter acquire with the consent of Agent pursuant to Section 7.18, (iv) all documents and agreements in favor of Guarantor in connection with any of the foregoing, (v) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (vi) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the "Existing Assets"), and in no event shall the obligation of the Guarantor be enforceable against any shareholder, trustee, officer, employee or agent of the Guarantor personally. The Agent and the Banks have agreed to the terms of this Section 32 (a) solely based upon the representation and covenant of Borrower and Guarantor that Guarantor does not and will not own any assets other than the Existing Assets, (b) for the limited purpose of allowing Borrower to claim that the Loans are not recourse to Guarantor as a partner of the Borrower within the meaning of IRS Letter Ruling 199906025 (November 17, 1998), and (c) with the agreement of Borrower and Guarantor that the Agent and the Banks shall at all times have full recourse to all assets of Guarantor. Notwithstanding anything in this Section 32 to the contrary, it is the intent of this Agreement and the Loan Documents that Agent and the Banks have full recourse at all times to Guarantor, as a Guarantor and as general partner of Borrower, and to all of its assets at all times, and the foregoing limitation on liability and recourse to Guarantor (as a Guarantor or general partner of Borrower) shall be null and void and of no force and effect, and Agent and the Banks shall have full recourse against Guarantor, individually and in its capacity as general partner of Borrower, and to all of its assets in the event that Guarantor shall now or at any time hereafter own any asset other than or in addition to the Existing Assets. Nothing herein shall limit the rights of Agent and the Banks against the Borrower.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                   RAMCO-GERSHENSON PROPERTIES TRUST,
                                   a Maryland real estate investment trust

                                   By: ___________________________________
                                       Richard Smith
                                       Chief Financial Officer


                                   RAMCO-GERSHENSON PROPERTIES, L.P.,
                                   a Delaware limited partnership

                                   By:  Ramco-Gershenson Properties Trust, a
                                        Maryland real estate investment trust,
                                        its General Partner

                                        By: ____________________________________
                                            Richard Smith
                                            Chief Financial Officer

                     [SIGNATURE PAGES TO UNSECURED REVOLVER]

                                        FLEET NATIONAL BANK,
                                        Individually and as Agent


                                        By: ____________________________________
                                            Daniel L. Silbert
                                            Director

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS


                                        By: ____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                        BANK ONE, NA, A NATIONAL BANKING
                                        ASSOCIATION


                                        By: ____________________________________
                                            Name:  Elizabeth D. Lilley
                                            Title: First Vice President

                                        STANDARD FEDERAL BANK N.A.


                                        By: ____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                        HUNTINGTON NATIONAL BANK


                                        By: ____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                        KEYBANK NATIONAL ASSOCIATION


                                        By: ____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT A

                    FORM OF FOURTH AMENDED AND RESTATED NOTE

$_________________                                              __________, 2002

      FOR VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to __________________________________ or order, in accordance with the terms of that certain Fourth Amended and Restated Master Revolving Credit Agreement dated as of December ___, 2002 (the "Credit Agreement"), as from time to time in effect, among the undersigned, Fleet National Bank, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of _______________________________________ Dollars ($______________), or such amount as may be advanced by the payee hereof under the Credit Agreement with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

      Payments hereunder shall be made to Fleet National Bank, as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110 or such other address as may be designated by Agent.

      This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

      Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

      In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement. In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

      This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

      The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

      Recourse to the general partner of the Borrower shall be limited as provided in Section 32 of the Credit Agreement.

      This Note is a note executed in amendment and restatement of the "Notes" as such term is defined in the Prior Credit Agreement.

      IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                                 RAMCO-GERSHENSON PROPERTIES, L.P.,
                                 a Delaware limited partnership

                                 By:    Ramco-Gershenson Properties Trust, a
                                        Maryland real estate investment trust,
                                        its General Partner


                                        By:_____________________________________
                                            Title:______________________________

                                    EXHIBIT B

                            FORM OF REQUEST FOR LOAN

Fleet National Bank, for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Mr. Daniel L. Silbert

Ladies and Gentlemen:

      Pursuant to the provisions of Section 2.5 of the Fourth Amended and Restated Master Revolving Credit Agreement dated as of December ___, 2002, as from time to time in effect (the "Credit Agreement"), among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Guarantor"), Fleet National Bank, for itself and as Agent, and the other Banks from time to time party thereto, the undersigned Borrower and the Guarantor hereby request and certify as follows:

      1. Loan. The undersigned Borrower hereby requests a Loan under Section 2.1 of the Credit Agreement:

            Principal Amount: $

            Type (LIBOR, Base Rate):

            Drawdown Date: , 200_

            Interest Period:

by credit to the general account of the undersigned Borrower with the Agent at the Agent's Head Office.

      2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by Section 7.11 of the Credit Agreement:

                                   [Describe]

      3. No Default. The undersigned chief financial or chief accounting officer of the Guarantor and the general partner of the Borrower certifies that each of the Borrower and the Guarantor is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. No condemnation proceedings are pending or to the undersigned Borrower's knowledge threatened against any Mortgaged Property.

      4. Representations True. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantor and their respective Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

      5. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied. (Reference title insurance "date down", if applicable).

      6. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

      7. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

      IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of _____________, 2002.

                                 RAMCO-GERSHENSON PROPERTIES, L.P.,
                                 a Delaware limited partnership

                                 By: Ramco-Gershenson Properties Trust, its General Partner

                                        By:_____________________________________
                                            Title:______________________________


                                 RAMCO-GERSHENSON PROPERTIES TRUST

                                 By:____________________________________________
                                     Title:_____________________________________

                                    EXHIBIT C

                                     FORM OF
                             COMPLIANCE CERTIFICATE

Fleet National Bank,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Daniel L. Silbert

Ladies and Gentlemen:

      Reference is made to the Fourth Amended and Restated Master Revolving Credit Agreement dated as of December ___, 2002 (the "Credit Agreement") by and among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Guarantor"), Fleet National Bank, for itself and as Agent, and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

      Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrower, the Guarantor and their respective Subsidiaries for the fiscal period ended _____________________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower, the Guarantor and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

      This certificate is submitted in compliance with requirements of Section 7.4(e), Section 7.5(e), Section 8.l(f), or Section 10.8 of the Credit Agreement. If this certificate is provided under a provision other than Section 7.4(e), the calculations provided below are made using the financial statements of the Borrower, the Guarantor and their respective Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower and the Guarantor to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's and the Guarantor's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial or chief accounting officer of the Guarantor and of the general partner of the Borrower.

      The undersigned officers have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. [Note:
If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default and the General Partner, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower and the Guarantor with respect thereto.]

      The Borrower and the Guarantor are providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

      IN WITNESS WHEREOF, we have hereunto set our hand this ____ day of _____________, 200_.

                                 RAMCO-GERSHENSON PROPERTIES, L.P.,
                                 a Delaware limited partnership

                                 By: Ramco-Gershenson Properties Trust, its General Partner

                                        By:    _________________________________
                                        Title: _________________________________


                                 RAMCO-GERSHENSON PROPERTIES TRUST,

                                 By:   ___________________________________
                                       Title: ____________________________

                                   APPENDIX A
                                       to
                             COMPLIANCE CERTIFICATE

A. Outstanding Loans and Letters of Credit of Borrower cannot exceed the Borrowing Base (Section 9.1)

      1.    Outstanding principal balance of the Loans:

      2.    Outstanding and undrawn amount of Letters of Credit:

      3.    Aggregate approved Appraised Values of Mortgaged Properties:

      4.    Line 3 X 65%:

      5.    Aggregate Debt Service Coverage Amounts of Mortgaged Properties:

      6.    Lesser of Line 4 or Line 5 must be > than or = to line 1.

B.    Borrower and Guarantor Leverage cannot exceed 65% (Section 9.2)

      Borrower

      1.    Consolidated Total Liabilities:

      2. Consolidated Total Assets per balance sheet (excluding Real Estate that is improved and not Under Development, but including any Redevelopment Property held for less than twelve (12) months):

      3. Rolling 4Q Operating Cash Flow from Real Estate that is improved and not Under Development:

      4. Consolidated Total Adjusted Asset Value: (line 2 plus line 3 divided by 9.5%):

      5.    Company Leverage (line 1 divided by line 4):

      6.    Line 5 cannot exceed .65.

      Guarantor

      1.    Consolidated Total Liabilities:

      2. Consolidated Total Assets per balance sheet (excluding Real Estate that is improved and not Under Development, but including any Redevelopment Property held for less than twelve (12) months):

      3. Rolling 4Q Operating Cash Flow from Real Estate that is improved and not Under Development:

      4. Consolidated Total Adjusted Asset Value: (line 2 plus line 3 divided by 9.5%):

      5.    Company Leverage: (line 1 divided by line 4):

      6.    Line 5 cannot exceed .65.

C.    Borrower Debt Service Coverage must exceed 1.6X - rolling 4Q's (Section
      9.3)

      1.    Net Income:

      2.    Depreciation & Amortization:

      3.    Interest Expense:

      4.    Extraordinary/Non-recurring losses:

      5.    Extraordinary/Non-recurring gains:

      6.    CapX Reserve Amount ($.10 psf):

      7.    Operating Cash Flow: (Lines 1+2+3+4-5-6)

      8.    Debt Service:

      9.    DSC Ratio: (line 7 divided by line 8)

      10.   Line 9 must exceed 1.6.

D.    Borrower Minimum Consolidated Tangible Net Worth (Section 9.4)

      1.    Consolidated Total Adjusted Asset Value:

      2.    Consolidated Total Liabilities:

      3.    Initial Consolidated Tangible Net Worth: (line 1 minus line 2)

      4.    Book value intangible assets:

      5.    Write-up of book value of any assets due to revaluation:

      6.    Consolidated Tangible Net Worth: (line 3 minus the sum of lines 4 and 5)

      7.    Net Offering Proceeds from offerings after Closing:

      8.    75% of line 7:

      9.    Minimum Consolidated Tangible Net Worth: ($200,000,000 + line 8)

      10.   Line 6 must be > than or = to line 9.

E.    Distributions cannot exceed 95% of Funds From Operations (Section 8.7(a))

      1.    Current Quarter Distributions:

      2.    Prior 3 Quarters Distributions:

      3.    Total Distributions last 4Q's:

      4.    GAAP Net Income for last 4Q's:

      5. Adjustments to Net Income: (exclude financing costs and gains (losses) from debt restructuring and sales of property)

      6. Depreciation (other than non-real estate depreciation) and Amortization (other than amortization of deferred financing costs):

      7.    Other non-cash items:

      8.    Funds from Operations: (lines 4-5+6+7=)

      9. Distributions to Funds from Operations Ratio: (line 3 divided by line 8)

      10.   Line 9 cannot exceed .95.

                                    EXHIBIT D

                                     FORM OF
                          LETTER OF CREDIT APPLICATION

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

                                                                Commitment
                                      Commitment                Percentage
                                      ----------                ----------
Fleet National Bank                  $35,000,000                  28.00%
100 Federal Street
Boston, Massachusetts 02110
Attn: Real Estate Division

Eurodollar Lending Office:
Same as above

Deutsche Bank Trust Company          $10,000,000                   8.00%
     Americas
MS Dal 03-0550
Suite 550
200 Crescent Court
Dallas, Texas  75201-1875
Attn: Lynne Voqel

Eurodollar Lending Office:
Same as above

Bank One, NA                         $25,000,000                  20.00%
611 Woodward Avenue
Detroit, Michigan  48226
Attn: Elizabeth D. Lilley

Eurodollar Lending Office:
Same as above

Standard Federal Bank N.A.           $15,000,000                  12.00%
2600 West Big Beaver
Troy, Michigan  48084
Attn: Carol Ann Arvan

Eurodollar Lending Office:
Same as above

Huntington National Bank             $15,000,000                  12.00%
Suite 202
803 West Big Beaver
Troy, Michigan  48084
Attn: Mike Vieregge

Eurodollar Lending Office:
Same as above

KeyBank National Association         $25,000,000                  20.00%
127 Public Square
8th Floor
Cleveland, Ohio  44114
Attn: Michael Kauffman

Eurodollar Lending Office:
Same as above
                                     ------------                  ---
                                     $125,000,000                  100%

                                  SCHEDULE 1.1

                               SPECIAL REAL ESTATE

1.    Crestview Corners, Crestview, Florida

2.    Crofton Centre, Crofton, Maryland

3.    Lantana Plaza, Lantana, Florida

4.    Pelican Plaza, Sarasota, Florida

5.    Naples Towne Center, Naples, Florida

6.    Village Lakes, Land O'Lakes, Florida

7.    Southbay Fashion Center, Osprey, Florida

                                   SCHEDULE 2

                  EXAMPLE OF DEBT SERVICE COVERAGE CALCULATION

OCF - Mortgaged Properties                                           $19,336,336

Outstandings - Revolver                                              $96,800,000

Greater of:
              7 - year Treasury Rate plus 2.0%   (_____%)
              amortized over 25 years____% or 8.5%

Debt Service Coverage Amount:                                        $   _______

Coverage:                                                                  ____x
Minimum Coverage                                                           1.60x

                                   SCHEDULE 3

                           EXISTING LETTERS OF CREDIT

(1) $476,000.00 letter of credit issued by Fleet National Bank to The Travelers Insurance Company securing real estate tax escrow obligations.

(2)   $50,000.00 letter of credit issued by Fleet National Bank to Bankers
      Trust.

(3) $1,500,000.00 letter of credit issued by Fleet National Bank to The Travelers Insurance Company regarding leaseup reserve.

                                  SCHEDULE 6.7

                                   LITIGATION

                                 [SEE ATTACHED]

                                  SCHEDULE 6.15

                             AFFILIATE TRANSACTIONS

1996 Share Option Plan of Ramco-Gershenson Properties Trust

Non-Qualified Stock Option Agreements dated May 10, 1996, September 16, 1998 and March 8, 2000 between Ramco-Gershenson Properties Trust (the "Trust") and each of the following:

      Joel Gershenson
      Dennis Gershenson
      Michael A. Ward
      Richard Gershenson
      Bruce Gershenson

Employment Agreements dated May 10, 1996 as amended May 10, 2001, as applicable, between Trust and each of the following:

      Joel Gershenson
      Dennis Gershenson
      Michael A. Ward
      Richard Gershenson
      Bruce Gershenson

Non-Qualified Stock Option Agreements dated June 25, 1996, September 16, 1998 and March 8, 2000 between Trust and Richard Smith

Non-Qualified Stock Option Agreements dated June 10, 1997, June 10, 1998, June 9, 1999, and June 7, 2000, June 13, 2001 and June 6, 2002 between Trust and each of the following:

      Joel Pashcow
      Mark Rosenfeld
      Robert Meister
      Arthur Goldberg
      Stephen Blank
      Selwyn Isakow

Noncompetition Agreements dated May 10, 1996, between the Trust and each of the following:

      Joel Gershenson
      Dennis Gershenson
      Michael A. Ward
      Richard Gershenson
      Bruce Gershenson (collectively, the "Ramco Principals")

Registration Rights Agreements dated May 10, 1996, among Trust and the Ramco Principals

Tax Agreement dated May 10, 1996, between Atlantic and RPS

Option Agreement and Right of First Offer/Refusal dated May 10, 1996 Memorandum of Option Agreement and Right of First Offer/Refusal dated May 10, 1996

North Towne Option Agreement and Right of First Offer/Refusal dated May 10, 1996, between Ramco Lewis Alexis Associates and the Operating Partnership

Exchange Rights Agreement dated May 10, 1996, between Operating Partnership and the Ramco Principals

Assignment, Assumption and Indemnification Agreement relating to Atlantic dated May 10, 1996, between RPS and Atlantic

The 1997 Non-employee Trustee Stock Option Plan

Management Services and Reimbursement Agreement dated May 10, 1996 between Ramco-Gershenson, Inc. and Ramco-Gershenson Properties, L.P.

Amended and Restated Agreement of Limited Partnership of Ramco-Gershenson Properties, L.P. (Operating Partnership") as amended which lists the following persons as holding a partnership interest directly or by entities controlled by them:

      Joel Gershenson
      Dennis Gershenson
      Michael A. Ward
      Richard Gershenson
      Bruce Gershenson

The following officers or trustees of Ramco-Gershenson Properties Trust are general partners, limited partners, or shareholders or members in various entities which are provided management and/or accounting services by Ramco-Gershenson, Inc.

      Joel Gershenson
      Dennis Gershenson
      Michael A. Ward
      Richard Gershenson
      Bruce Gershenson
      Joel Pashcow

The following officers of Ramco-Gershenson Properties Trust are associated with various family trusts which control entities which are provided management and accounting services from Ramco-Gershenson, Inc.

      Joel Gershenson
      Dennis Gershenson
      Michael A. Ward
      Richard Gershenson
      Bruce Gershenson

Ramco-Gershenson Properties Trust purchased Directors' and Officers' liability insurance from Aon Risk Services, Inc. of New York, an insurance brokerage firm ("Aon"). In connection with such insurance purchase, Aon received brokerage commission. Mr. Robert A. Meister, who is a member of the Trust's Board of Trustees, is Vice Chairman of Aon Risk Services & Co., an affiliate of Aon. In addition, Mr. Alan Mann, who is Senior Vice President of Aon, is the son-in-law of Mr. Arthur H. Goldberg, who is also a member of the Trust's Board of Trustees.

As holders of Operating Partnership units, the following officers of Ramco-Gershenson Properties Trust, may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of any of the Company's properties and, therefore, may have different objectives regarding the appropriate pricing and timing of any sale or refinancing of such properties:

      Joel Gershenson
      Dennis Gershenson
      Michael A. Ward
      Richard Gershenson
      Bruce Gershenson

Joel Pashcow, trustee, has an interest in Ramco/Shenandoah LLC, a joint venture of Ramco-Gershenson Properties, L.P.

Lockup agreements covering 90-day period subsequent to November 5, 2002 with all Trustees and Executive Officers of Ramco-Gershenson Properties Trust.

                                  SCHEDULE 6.18

                              ENVIRONMENTAL MATTERS

                                 [SEE ATTACHED]

                                  SCHEDULE 6.19

                 SUBSIDIARIES AND JOINT VENTURES OF THE BORROWER

                                 [SEE ATTACHED]

                                  SCHEDULE 6.22

                                   AGREEMENTS

Fire Protection Agreements at various of the Mortgaged Properties.

Management Services and Reimbursement Agreement dated May 10, 1996 between Ramco-Gershenson, Inc. and Ramco-Gershenson Properties, L.P.

                                  SCHEDULE 6.29

                              PROPERTY OF GUARANTOR

The assets of the Guarantor, Ramco-Gershenson Properties Trust are comprised solely of the following:

Cash

Accounts receivable, including distributions received from Ramco-Gershenson Properties, L.P.

Prepaid expenses, including capitalized legal fees

Investments in subsidiaries:

      Ramco-Gershenson Properties, L.P.
      Ramco SPC, Inc. (Related to Ramco Properties Associates Limited
      Partnership)
      Ramco SPC II, Inc. (Related to Ramco Virginia Properties LLC (Aquia))

          FOURTH AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT
                          DATED AS OF DECEMBER 30, 2002

                                      among

                        RAMCO-GERSHENSON PROPERTIES, L.P.
                                  as Borrower,

                                       and
                       RAMCO-GERSHENSON PROPERTIES TRUST,
                                  as Guarantor,

                                       and
                              FLEET NATIONAL BANK,
                                   as a Bank,

                                       and
                           THE OTHER BANKS WHICH ARE A
                             PARTY TO THIS AGREEMENT

                                       and
                        THE OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       and
                              FLEET NATIONAL BANK,
                                    as Agent

                                       and
                             FLEET SECURITIES, INC.,
                        as Sole Lead Manager and Arranger

                                       and
                          KEYBANK NATIONAL ASSOCIATION,
                             as Documentation Agent
                                       and
                                  BANK ONE, NA,
                              as Syndication Agent

                                TABLE OF CONTENTS

                                                                                              PAGE
SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION ....................................        1

            Section 1.1     Definitions ................................................        1

            Section 1.2     Rules of Interpretation ....................................       23

SECTION 2.  THE REVOLVING CREDIT FACILITY ..............................................       24

            Section 2.1     Commitment to Lend .........................................       24

            Section 2.2     Unused Facility Fee ........................................       24

            Section 2.3     Notes ......................................................       25

            Section 2.4     Interest on Loans ..........................................       25

            Section 2.5     Requests for Loans .........................................       26

            Section 2.6     Funds for Loans ............................................       26

            Section 2.7     Letters of Credit ..........................................       27

            Section 2.8     Optional Reduction of Commitments ..........................       31

            Section 2.9     Increase of Commitment .....................................       32

SECTION 3.  REPAYMENT OF THE LOANS .....................................................       33

            Section 3.1     Stated Maturity ............................................       33

            Section 3.2     Mandatory Prepayments ......................................       33

            Section 3.3     Optional Prepayments .......................................       33

            Section 3.4     Partial Prepayments ........................................       33

            Section 3.5     Effect of Prepayments ......................................       34

            Section 3.6     Proceeds from Debt or Equity Offering ......................       34

SECTION 4.  CERTAIN GENERAL PROVISIONS .................................................       34

            Section 4.1     Conversion Options .........................................       34

            Section 4.2     Commitment and Syndication Fee .............................       35

            Section 4.3     Agent's Fee ................................................       35

            Section 4.4     Funds for Payments .........................................       35

            Section 4.5     Computations ...............................................       35

            Section 4.6     Inability to Determine LIBOR Rate ..........................       36

            Section 4.7     Illegality .................................................       36

            Section 4.8     Additional Interest ........................................       36

            Section 4.9     Additional Costs, Etc ......................................       37

                                TABLE OF CONTENTS
                                   (continued)

                                                                                              PAGE
            Section 4.10    Capital Adequacy ...........................................       38

            Section 4.11    Indemnity of Borrower ......................................       38

            Section 4.12    Interest on Overdue Amounts; Late Charge ...................       38

            Section 4.13    HLT Classification .........................................       39

            Section 4.14    Certificate ................................................       39

            Section 4.15    Limitation on Interest .....................................       39

SECTION 5.  COLLATERAL SECURITY ........................................................       40

            Section 5.1     Collateral .................................................       40

            Section 5.2     Appraisals .................................................       40

            Section 5.3     Release of Collateral ......................................       41

            Section 5.4     Substitution of Mortgaged Property .........................       42

            Section 5.5     Addition of Mortgaged Properties ...........................       42

            Section 5.6     Mandatory Increase in Borrowing Base .......................       43

            Section 5.7     Non-Encumbrance ............................................       43

            Section 5.8     Special Security Documents .................................       43

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR AND THE BORROWER ...........       44

            Section 6.1     Corporate Authority, Etc ...................................       44

            Section 6.2     Governmental Approvals .....................................       45

            Section 6.3     Title to Properties; Lease .................................       45

            Section 6.4     Financial Statements .......................................       46

            Section 6.5     No Material Changes ........................................       46

            Section 6.6     Franchises, Patents, Copyrights, Etc .......................       46

            Section 6.7     Litigation .................................................       46

            Section 6.8     No Materially Adverse Contracts, Etc .......................       47

            Section 6.9     Compliance with Other Instruments, Laws, Etc ...............       47

            Section 6.10    Tax Status .................................................       47

            Section 6.11    No Event of Default ........................................       47

            Section 6.12    Holding Company and Investment Company Acts ................       47

            Section 6.13    Absence of UCC Financing Statements, Etc ...................       47

                                TABLE OF CONTENTS
                                   (continued)

                                                                                              PAGE
            Section 6.14    Setoff, Etc ................................................       48

            Section 6.15    Certain Transactions .......................................       48

            Section 6.16    Employee Benefit Plans .....................................       48

            Section 6.17    Regulations T, U and X .....................................       48

            Section 6.18    Environmental Compliance ...................................       48

            Section 6.19    Subsidiaries and Joint Ventures ............................       50

            Section 6.20    Leases .....................................................       50

            Section 6.21    Loan Documents .............................................       50

            Section 6.22    Mortgaged Property .........................................       50

            Section 6.23    Brokers ....................................................       53

            Section 6.24    Other Debt .................................................       53

            Section 6.25    Solvency ...................................................       54

            Section 6.26    Contribution Agreement .....................................       54

            Section 6.27    No Fraudulent Intent .......................................       54

            Section 6.28    Transaction in Best Interests of Borrower; Consideration ...       54

            Section 6.29    Partners and the Guarantor .................................       54

            Section 6.30    Principal Documents ........................................       55

SECTION 7.  AFFIRMATIVE COVENANTS OF THE GUARANTOR AND THE BORROWER ....................       55

            Section 7.1     Punctual Payment ...........................................       55

            Section 7.2     Maintenance of Office ......................................       55

            Section 7.3     Records and Accounts .......................................       55

            Section 7.4     Financial Statements, Certificates and Information .........       55

            Section 7.5     Notices ....................................................       58

            Section 7.6     Existence; Maintenance of Properties .......................       60

            Section 7.7     Insurance ..................................................       60

            Section 7.8     Taxes ......................................................       64

            Section 7.9     Inspection of Properties and Books .........................       65

            Section 7.10    Compliance with Laws, Contracts, Licenses, and Permits .....       65

            Section 7.11    Use of Proceeds ............................................       65

                                TABLE OF CONTENTS
                                   (continued)

                                                                                              PAGE
            Section 7.12    Further Assurances .........................................       66

            Section 7.13    Compliance .................................................       66

            Section 7.14    Management .................................................       66

            Section 7.15    Interest Rate Contract(s) ..................................       66

            Section 7.16    Ownership of Real Estate ...................................       66

            Section 7.17    More Restrictive Agreements ................................       67

            Section 7.18    Guarantor Restrictions .....................................       67

SECTION 8.  CERTAIN NEGATIVE COVENANTS OF THE GUARANTOR AND THE BORROWER ...............       67

            Section 8.1     Restrictions on Indebtedness ...............................       67

            Section 8.2     Restrictions on Liens, Etc .................................       69

            Section 8.3     Restrictions on Investments ................................       70

            Section 8.4     Merger, Consolidation ......................................       72

            Section 8.5     Conduct of Business ........................................       72

            Section 8.6     Compliance with Environmental Laws .........................       72

            Section 8.7     Distributions ..............................................       74

            Section 8.8     Asset Sales ................................................       74

            Section 8.9     Development Activity .......................................       74

SECTION 9.  FINANCIAL COVENANTS OF THE GUARANTOR AND THE BORROWER ......................       76

            Section 9.1     Borrowing Base .............................................       76

            Section 9.2     Liabilities to Assets Ratio ................................       76

            Section 9.3     Debt Service Coverage ......................................       76

            Section 9.4     Consolidated Tangible Net Worth ............................       76

SECTION 10. CLOSING CONDITIONS .........................................................       76

            Section 10.1    Loan Documents .............................................       77

            Section 10.2    Resolutions ................................................       77

            Section 10.3    Incumbency Certificate; Authorized Signers .................       77

            Section 10.4    Opinion of Counsel .........................................       78

            Section 10.5    Performance; No Default ....................................       78

            Section 10.6    Representations and Warranties .............................       78

                                TABLE OF CONTENTS
                                   (continued)

                                                                                              PAGE
            Section 10.7    Proceedings and Documents ..................................       78

            Section 10.8    Compliance Certificate .....................................       78

            Section 10.9    Stockholder and Partner Consents ...........................       78

            Section 10.10   Other Documents ............................................       78

            Section 10.11   No Condemnation/Taking .....................................       78

            Section 10.12   [Intentionally Omitted] ....................................       79

            Section 10.13   Title Insurance Updates ....................................       79

            Section 10.14   Payment of Fees ............................................       79

            Section 10.15   Insurance ..................................................       79

            Section 10.16   Appraisals .................................................       79

            Section 10.17   Other ......................................................       79

SECTION 11. CONDITIONS TO ALL BORROWINGS ...............................................       79

            Section 11.1    Prior Conditions Satisfied .................................       79

            Section 11.2    Representations True; No Default ...........................       79

            Section 11.3    No Legal Impediment ........................................       80

            Section 11.4    Governmental Regulation ....................................       80

            Section 11.5    Proceedings and Documents ..................................       80

            Section 11.6    Borrowing Documents ........................................       80

            Section 11.7    Endorsement to Title Policy ................................       80

            Section 11.8    Future Advances Tax Payment ................................       80

SECTION 12. EVENTS OF DEFAULT; ACCELERATION; ETC .......................................       81

            Section 12.1    Events of Default and Acceleration .........................       81

            Section 12.2    Limitation of Cure Periods .................................       84

            Section 12.3    Certain Cure Periods .......................................       84

            Section 12.4    Termination of Commitments .................................       84

            Section 12.5    Remedies ...................................................       85

            Section 12.6    Distribution of Collateral Proceeds ........................       85

SECTION 13. SETOFF .....................................................................       86

SECTION 14. THE AGENT ..................................................................       86

            Section 14.1    Authorization ..............................................       86

                                TABLE OF CONTENTS
                                   (continued)

                                                                                              PAGE
            Section 14.2    Employees and Agents .......................................       87

            Section 14.3    No Liability ...............................................       87

            Section 14.4    No Representations .........................................       87

            Section 14.5    Payments ...................................................       87

            Section 14.6    Holders of Notes ...........................................       88

            Section 14.7    Indemnity ..................................................       88

            Section 14.8    Agent as Bank ..............................................       89

            Section 14.9    Resignation ................................................       89

            Section 14.10   Duties in the Case of Enforcement ..........................       89

            Section 14.11   Removal of Agent ...........................................       89

            Section 14.12   Reliance on Hedge Provider .................................       90

            Section 14.13   Request for Agent Action ...................................       90

SECTION 15. EXPENSES ...................................................................       90

SECTION 16. INDEMNIFICATION ............................................................       91

SECTION 17. SURVIVAL OF COVENANTS, ETC .................................................       92

SECTION 18. ASSIGNMENT AND PARTICIPATION ...............................................       93

            Section 18.1    Conditions to Assignment by Banks ..........................       93

            Section 18.2    Register ...................................................       93

            Section 18.3    New Notes ..................................................       94

            Section 18.4    Participations .............................................       94

            Section 18.5    Pledge by Bank .............................................       94

            Section 18.6    No Assignment by Borrower or Guarantor .....................       94

            Section 18.7    Disclosure .................................................       94

            Section 18.8    Amendments to Loan Documents ...............................       94

            Section 18.9    Mandatory Assignment .......................................       95

SECTION 19. NOTICES ....................................................................       95

SECTION 20. RELATIONSHIP ...............................................................       97

SECTION 21. GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE .........................       97

SECTION 22. HEADINGS ...................................................................       97

SECTION 23. COUNTERPARTS ...............................................................       98

                                TABLE OF CONTENTS
                                   (continued)

SECTION 24. ENTIRE AGREEMENT, ETC ......................................................       98

SECTION 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS .............................       98

SECTION 26. DEALINGS WITH THE BORROWER OR THE GUARANTOR ................................       98

SECTION 27. CONSENTS, AMENDMENTS, WAIVERS, ETC .........................................       98

SECTION 28. SEVERABILITY ...............................................................       99

SECTION 29. TIME OF THE ESSENCE ........................................................       99

SECTION 30. NO UNWRITTEN AGREEMENTS ....................................................       99

SECTION 31. REPLACEMENT OF NOTES .......................................................      100

SECTION 32. TRUST EXCULPATION ..........................................................      100

EXHIBITS AND SCHEDULES

EXHIBIT A - FORM OF FOURTH AMENDED AND RESTATED NOTE
EXHIBIT B - FORM OF REQUEST OF LOAN
EXHIBIT C - FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D - FORM OF LETTER OF CREDIT APPLICATION

SCHEDULE 1    - BANKS AND COMMITMENTS
SCHEDULE 1.1  - SPECIAL REAL ESTATE
SCHEDULE 2    - EXAMPLE OF CALCULATION OF DEBT SERVICE COVERAGE
                AMOUNT
SCHEDULE 3    - EXISTING LETTERS OF CREDIT
SCHEDULE 6.7  - LITIGATION
SCHEDULE 6.15 - AFFILIATE TRANSACTIONS
SCHEDULE 6.18 - ENVIRONMENTAL MATTERS
SCHEDULE 6.19 - SUBSIDIARIES OF THE BORROWER AND GUARANTOR
SCHEDULE 6.22 - AGREEMENTS
SCHEDULE 6.29 - PROPERTY OF GUARANTOR